SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934 (Amendment No.  )

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BALCHEM CORPORATION
(Name of Registrant as Specified In Its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 20, 2013

TO OUR STOCKHOLDERS:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Balchem Corporation will be held at the Omni Berkshire Place Hotel, 21 E. 52nd Street, New York, NY 10022, on Thursday, June 20, 2013 at 11:00 a.m. for the following purposes:

1.	To elect two Class 1 directors to the Board of Directors to serve until the Annual Meetingof Stockholders in 2016 and thereafter until their respective successors are elected andqualified;

2.	To ratify the appointment of McGladrey LLP as our independent registered publicaccounting firm for the fiscal year ending December 31, 2013;

3.	To hold an advisory (non-binding) vote on the Company’s executive compensation (“Say on Pay”);

4.	To approve the Company’s Second Amended and Restated 1999 Stock Plan, as amended and restated (a copy of which is appended as Appendix A to this Proxy Statement);

5.	To transact such other business as may properly come before the Meeting or any adjournment thereof.

Information with respect to the above matters is set forth in the Proxy Statement, which accompanies this Notice.

The Board of Directors has set April 23, 2013 as the record date for the Annual Meeting. This means that only stockholders of record at the close of business on that date are entitled to notice of and to vote at the Meeting or any adjournment thereof.

We hope that all stockholders who can conveniently do so will attend the Meeting.  Stockholders who do not expect to be able to attend the Meeting are requested to complete, date and sign the enclosed proxy and promptly return the same in the stamped, self-addressed envelope enclosed for your convenience. Stockholders may also submit a proxy over the internet or by phone.  Stockholders who are present at the Meeting may withdraw their proxies and vote in person, if they so desire.

BY ORDER OF THE BOARD OF DIRECTORS

Dated: May 6, 2013	Dino A. Rossi, Chairman, President & CEO

New Hampton, New York 10958 Tel: 845-326-5600 Fax: 845-326-5702

PROXY STATEMENT

BALCHEM CORPORATION

GENERAL

This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Balchem Corporation (the “Company”) to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting” or the “Meeting”) in the Omni Berkshire Place Hotel, 21 E. 52nd Street, New York, NY 10022, on Thursday, June 20, 2013 at 11:00 a.m., local time, and at any adjournment or postponement thereof.  This Proxy Statement and a proxy card are expected to be sent to stockholders beginning on or about May 6, 2013.

The Board of Directors of the Company (the “Board of Directors” or the “Board”) has fixed the close of business on April 23, 2013 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting. At the Annual Meeting, stockholders will be asked to consider and vote upon the following matters:

●	The election of two Class 1 directors to the Board of Directors to serve until the Annual Meeting of Stockholders in 2016 and thereafter until their respective successors are elected and qualified;
●	Ratification of the appointment of McGladrey LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013;
●	Approval on an advisory (non-binding) basis of the Company’s executive compensation (“Say on Pay”);
●
Approval of the amendment and restatement of the Company’s Second Amended and Restated 1999 Stock Plan, as amended and restated (the Stock Plan), (a copy of which is appended as Appendix A to this Proxy Statement); and

●	Stockholders may also consider and act upon such other matters as may properly come before the Annual Meeting or any adjournments thereof.

You can ensure that your shares are voted at the Annual Meeting by completing, signing, dating and returning the enclosed proxy card in the envelope provided. Sending in a signed proxy will not affect your right to attend the Meeting and vote.  A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by submitting another proxy bearing a later date or by notifying the Inspectors of Election or the Secretary of the Company of such revocation, in writing, prior to the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to attend and vote in person at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

If your shares are registered in your name with our transfer agent, you may vote either over the internet or by telephone. Specific instructions for voting in this manner are set forth on the enclosed proxy card. These procedures are designed to authenticate each stockholder’s identity and to allow stockholders to vote their shares and confirm that their instructions have been properly recorded. If your shares are registered in the name of a bank or brokerage firm, you may also be able to vote your shares over the internet or by telephone. A large number of banks and brokerage firms are participating in online programs that allow eligible stockholders to vote over the internet or by telephone. If your bank or brokerage firm is participating in such a program, your voting form will provide instructions. If your voting form does not contain internet or telephone voting information, please complete and return the paper voting form in the self-addressed, postage-paid envelope provided by your bank or brokerage firm.

If you properly specify how a proxy is to be voted, it will be voted accordingly.  If you sign a proxy card or voting form but do not provide voting instructions, it will be voted FOR the director nominees, FOR ratification of the appointment of the auditors, FOR approval of the Company’s executive compensation, FOR the approval of the amendment and restatement of the Company’s Second Amended and Restated 1999 Stock Plan, and at the discretion of the proxy holders with regard to any other matter that may come before the Meeting or any adjournment thereof.

Broker non-votes are shares held by brokers or nominees that are present in person or represented by proxy, but are not voted on a particular matter because instructions have not been received from the beneficial owner and the broker or nominee does not have discretion to vote without such instructions.  Brokers and nominees generally do not have such discretion when the matter is deemed by the broker voting rules to be “non-routine.”  The ratification of the independent registered public accounting firm is considered to be a “routine” matter with respect to which brokers and nominees have discretion to vote shares held by them in street-name in their discretion absent any instructions received from the beneficial owners of such shares.  Brokers and nominees do not have such discretion with respect to the election of directors, the Say on Pay, or the approval of the Stock Plan.

Proxies may be solicited, without additional compensation, by directors, officers and other regular employees of the Company by telephone, email, fax or in person. All expenses incurred in connection with this solicitation will be borne by the Company.  Brokers, nominees, fiduciaries and other custodians have been requested to forward soliciting material to the beneficial owners of Common Stock held of record by them, and such custodians will be reimbursed for their reasonable expenses.

Internet Availability of Proxy Materials

 The Company’s Proxy Statement and Annual Report to stockholders for the year ended December 31, 2012 are available at http://proxymaterials.balchem.com.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

The Company’s Bylaws provide for a staggered term Board of Directors consisting of seven (7) members, with the classification of the Board of Directors into three classes (Class 1, Class 2 and Class 3).  The term of the two current Class 1 directors will expire at the Annual Meeting. The Class 3 and Class 2 directors will remain in office until their terms expire, at the annual meetings of stockholders to be held in the years 2014 and 2015, respectively.

Accordingly, at the 2013 Annual Meeting, two Class 1 directors are to be elected to hold office until the annual meeting of stockholders to be held in 2016 and thereafter until their successors have been elected and qualified. The nominees are listed below with brief biographies and are currently directors and have been nominated for election after due consideration by the Corporate Governance and Nominating Committee and the Board. The Board is not aware of any reason why any such nominee may be unable to serve as a director. If any, some or all of such nominees are unable to serve, the shares represented by all valid proxies will be voted for the election of such other person or persons, as the case may be, as the Board may recommend, or the Board may amend the Company’s Bylaws to reduce the size of the Board.

Vote Required to Elect Directors

Under the rules of the Securities and Exchange Commission (the “SEC”), boxes and a designated blank space are provided on the form of proxy for stockholders to mark if they wish to vote in favor of or withhold authority to vote for the Company’s nominees for director.

A director nominee must receive a plurality of the votes cast at the Meeting, assuming a quorum is present. This means that a broker non-vote or a vote withheld from a particular nominee will not affect the outcome of the election of directors.

If for any reason any such named nominee should not be available as a candidate for director, the proxies will be voted in accordance with the authority conferred in the proxy for such other candidate as may be nominated by the Company’s Board of Directors.

Majority Vote Policy

In 2012, the Board of Directors amended the Company’s Corporate Governance Guidelines and adopted a Director Resignation Policy.  This policy provides, if a nominee for director in an uncontested election receives a greater number of “withhold” votes for election than “for” votes (“Majority of Withhold”), that director shall promptly tender to the Board his or her resignation from the Board of Directors. Our Corporate Governance and Nominating Committee will then make a recommendation to the Board whether to accept or reject the resignation tendered by such director or whether other action is necessary.

Our Board will act on the tendered resignation, taking into account the recommendation of the Corporate Governance and Nominating Committee, as well as other potentially relevant factors, within 90 days from the date of the certification of the election results. The director whose resignation is under consideration is not permitted to participate in the recommendation of the Corporate Governance and Nominating Committee or deliberations of the Board with respect to his or her resignation. If a director’s resignation is accepted by our Board, the Board may fill the resulting vacancy or may amend the Company’s Bylaws to decrease the size of the Board.

The Company’s Corporate Governance Guidelines are available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com.

Nominees for Election as Director

Dino A. Rossi, age 58, has been a director of the Company since 1997 and Chairman of the Company’s Board of Directors since February 2007.  Mr. Rossi has been President and Chief Executive Officer of the Company since October 1997, Chief Financial Officer of the Company from April 1996 to January 2004 and Treasurer of the Company from June 1996 to June 2003.  He was Vice President, Finance and Administration of Norit Americas Inc., a wholly-owned subsidiary of Norit N.V., a Dutch chemicals company, from January 1994 to February 1996, and Vice President, Finance and Administration of Oakite Products Inc., a specialty chemicals company, from 1987 to 1993. During the last five years, Mr. Rossi served as a director of Scientific Learning Corporation (NASDAQ).  Mr. Rossi’s years of experience as the primary source of corporate and operational leadership for this company and his experience with other manufacturing entities, make him a valuable member of our Board of Directors.

Dr. Elaine R. Wedral, age 69, has been a director of the Company since October 2003. Dr. Wedral is retired. She served as the President of the International Life Sciences Institute in North America from January 2008 until recently. She was President of Nestlé R&D Center, Inc. and Head of the Nestlé Food Service Systems worldwide from 1999 to 2006. Prior to that, she held a variety of technical positions at Nestlé, including heading all of R&D for Nestle in North America. Dr. Wedral holds over 38 patents in food processing, food nutrition and ingredient areas, and is on the editorial board of Food Processing Magazine. She received her Ph.D. from Cornell University in Food Biochemistry, an M.S. in Food Microbiology and a B.S. from Purdue University in Biochemistry. She is currently a director of Sensient Technologies Corporation (NYSE), where she is a member of its Finance Committee and Scientific Advisory Committee. Dr. Wedral also serves on the editorial board of the Women's Global Health Institute at Purdue University and continues to work with several key industry/university related groups in an advisory capacity.  Dr. Wedral’s background and knowledge of the global food industry are particularly valuable to the success of our Food, Pharma and Nutrition business segment and also to our Board of Directors.

UPON RECOMMENDATION BY THE CORPORATE GOVERNANCE AND NOMINATING COMMITTEE, THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE ‘FOR’ THE ELECTION OF THE ABOVE NOMINEES AS DIRECTORS.

Directors Not Standing For Election
Paul D. Coombs, age 57, a Class 2 director whose current term expires in 2015, was appointed to our Board of Directors in September 2010. From April 2005 until his retirement in June 2007, Mr. Coombs served as the Executive Vice President of Strategic Initiatives for Tetra Technologies, Inc. (NYSE), an oil and gas services company, and from May 2001 to April 2005, as its Executive Vice President and Chief Operating Officer. From January 1994 to May 2001, Mr. Coombs served as Tetra’s Executive Vice President – Oil & Gas. Mr. Coombs is a director of Tetra, and is a member of its Corporate Governance and Nominating Committee. Mr. Coombs has thirty years of experience in the oil and gas service and exploration industries, which, together with his entrepreneurial approach to management, provides the Board of Directors with essential counsel and insight into this area in which the Company seeks to expand.

Edward L. McMillan, age 67, a Class 2 director whose current term expires in 2015, has been a director of the Company since February 2003.  Mr. McMillan owns and manages McMillan, LLC, a transaction-consulting firm that provides strategic consulting services and facilitates mergers and/or acquisitions predominantly to the food and agribusiness industry sectors.  From 1988 to 1996, he was President and CEO of Purina Mills, Inc., where he was involved for approximately 25 years in various senior level positions in marketing, strategic planning, and business segment management. Mr. McMillan is a member of the Board of Trustees for the University of Illinois in Champaign, Illinois. Mr. McMillan’s background, experience and continued involvement in the agribusiness industry are of particular value to our Board of Directors.

David B. Fischer, age 50, a Class 3 director whose current term expires in 2014, was appointed as a director of the Company in September 2010.  He is the President and Chief Executive Officer of Greif, Inc. (NYSE), a supplier of industrial packing systems, and has been in this position since November of 2011.  He has also been a member of the Greif Board of Directors since November of 2011.  From 2007 to 2011, Mr. Fischer was the President and Chief Operating Officer of Greif, and from 2004 to 2007, Mr. Fischer served as Greif’s Senior Vice President and Divisional President, Industrial Packaging & Services - Americas.  Mr. Fischer holds a Bachelor of Science degree from Purdue University. Mr. Fischer’s management and leadership skills, developed over years of responsibility for complex, global manufacturing operations, and his intimate knowledge of mergers and acquisitions, position him as a critical component of our Board of Directors, as we look to grow both organically and by acquisition.

Perry W. Premdas, age 60, a Class 3 director whose current term expires in 2014, was appointed as a director of the Company in January 2008. He is currently retired.  From 1999 to 2004, Mr. Premdas was Chief Financial Officer of Celanese AG, a chemical and plastics business spun-off by Hoechst AG and listed on the Frankfurt stock exchange and the NYSE.  He was Senior Executive Vice President and Chief Financial Officer of Centeon LLC from 1997 to 1998. Over his career, he has led treasury, finance, audit and investor relations functions of US and international companies and had general manager, executive and director roles in various wholly-owned and joint venture operations.  Mr. Premdas holds a BA from Brown University and an MBA from the Harvard University Graduate School of Business. He is currently a member of the Board of Directors of Compass Minerals International, Inc. (NYSE). During the last five years, he also served as a director of Fresenius Kabi Pharmaceuticals Holding, Inc. (NASDAQ) and Ferro Corporation (NYSE). Mr. Premdas has been our Audit Committee Chairman and the Board of Director’s audit committee financial expert since 2008.  The Company’s financial compliance programs and policies benefit from Mr. Premdas’ particular input and skilled guidance. Mr. Premdas’ combination of financial and international business management experience make him a valuable member of our Board of Directors.

Dr. John Y. Televantos, age 60, a Class 3 director whose current term expires in 2014, has been a director since February 2005, and lead director since August of 2010. Dr. Televantos is a Partner at Arsenal Capital Partners, Inc., a private equity investment firm, where he leads the Chemicals and Materials practice of the firm.  Dr. Televantos was formerly with Hercules, Inc., a chemical manufacturing company, as President of the Aqualon Division and as Vice President of Hercules, Inc. from April 2002 through February 2005.  Dr. Televantos holds B.S. and Ph.D. degrees in Chemical Engineering from the University of London, United Kingdom.  In addition to Dr. Televantos’ experience in the chemical manufacturing industry and management of publicly traded chemical manufacturing entities, Dr. Televantos is also significantly involved in private equity markets and processes involving chemical manufacturing companies.  Collectively, these make Dr. Televantos a valuable member of the Board of Directors.

Director Independence

The Board of Directors has made an affirmative determination that each of the Company’s directors, other than Mr. Rossi, is independent, as such term is defined under the NASDAQ Marketplace Rules.

Meeting Attendance

During fiscal 2012, the Board of Directors held five regular meetings and two special meetings.  Each director attended at least 75% of the meetings of the Board held when he or she was a director and of the meetings of those Committees of the Board on which he or she served.

The Company has a policy to strongly encourage directors to attend the annual meeting of stockholders. Historically, attendance has been excellent. All members of the Board of Directors attended the Company’s 2012 annual meeting of stockholders.

Committees of the Board of Directors

The Company’s Board of Directors has a standing Audit Committee, Executive Committee, Compensation Committee, and Corporate Governance and Nominating Committee.  The Board of Directors appoints the members of each Committee.  In 2012, the Audit Committee held three regular meetings and three telephonic meetings. The Corporate Governance and Nominating and Compensation Committees each held three meetings in 2012.  The Executive Committee did not meet in 2012.

Audit Committee. The Audit Committee is directly responsible for appointing, compensating and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee also assists the Board of Directors in fulfilling its oversight responsibilities with respect to the Company’s financial reporting, internal controls and procedures, and audit functions. The Audit Committee also monitors and, if necessary, investigates, reports made to the Company’s hotline dedicated for the notification of potential financial fraud under the Sarbanes-Oxley Act of 2002. Responsibilities, activities and independence of the Audit Committee are discussed in greater detail under the section of this Proxy Statement entitled “Audit Committee Report.”

The Board of Directors of the Company has adopted a written charter for the Audit Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Audit Committee are Messrs. Premdas (Chair), Coombs, Fischer and McMillan.  The Board of Directors of the Company has determined that the Audit Committee Chairman, Mr. Premdas, qualifies as an “audit committee financial expert,” as defined by SEC rules, and that all members of the Audit Committee are “independent” under the NASDAQ Marketplace Rules and SEC independence requirements applicable to audit committee members.

Compensation Committee.  The duties of the Compensation Committee are to (i) recommend to the Board of Directors a compensation program, including incentives, for the Chief Executive Officer and senior executives of the Company, for approval by the full Board of Directors, (ii) propose to the full Board of Directors the compensation of directors, and (iii) administer the Company’s Second Restated and Amended 1999 Stock Plan for officers, directors, directors emeritus and employees of and consultants to the Company and its subsidiaries (referred to in this Proxy Statement as the “1999 Stock Plan” or the “Stock Plan”).

The Board of Directors of the Company has adopted a written charter for the Compensation Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Compensation Committee are Dr. Televantos (Chair), Messrs. Fischer, McMillan, and Dr. Wedral, all of whom are independent, as such term is defined under the NASDAQ Marketplace Rules.

Corporate Governance and Nominating Committee. The duties of the Corporate Governance and Nominating Committee are, among other things, to consider and make recommendations to the Board concerning the appropriate size, function and needs of the Board, to determine the criteria for Board membership, to evaluate and recommend responsibilities of the Board committees, to review annually and assess the adequacy of the Company’s Corporate Governance Guidelines and recommend any changes to the Board, to oversee an annual self-evaluation of the Board and Board Committees, to oversee compliance with the Company’s Stock Ownership Policies, to consider matters of corporate social responsibility and corporate public affairs related to the Company’s employees and stockholders, to recruit, evaluate and nominate new candidates for directorships, to prepare and update an orientation program for new directors, to evaluate the performance of current directors in connection with the expiration of their term in office providing advice to the full Board as to nomination for reelection, and to recommend policies on director retirement age.  The Corporate Governance and Nominating Committee’s role with respect to the Company’s risk oversight is discussed under the section, “Board Role in Risk Oversight” below.

The Board of Directors of the Company has adopted a written charter for the Corporate Governance and Nominating Committee, which is available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. The current members of the Corporate Governance and Nominating Committee are Dr. Wedral (Chair), Messrs. Premdas, Coombs and Dr. Televantos, all of whom are independent, as such term is defined under the NASDAQ Marketplace Rules.

Executive Committee.  The Executive Committee is authorized to exercise all the powers of the Board of Directors in the interim between meetings of the Board, subject to the limitations imposed by Maryland law.  The Executive Committee is also responsible for: (i) the recruitment, evaluation and selection of suitable candidates for the position of Chief Executive Officer (“CEO”), for approval by the full Board; (ii) the preparation, together with the Compensation Committee, of objective criteria for the evaluation of the performance of the CEO; and (iii) reviewing the CEO’s plan of succession for key executives of the Company.  The current members of the Executive Committee are Dr. Televantos (Chair), Mr. Fischer and Mr. McMillan.

Nominations of Directors

The Corporate Governance and Nominating Committee considers re-nominating incumbent directors who continue to satisfy the Company’s criteria for membership on the Board; whom the Board believes will continue to make contributions to the Board; and who consent to continue their service on the Board.  If the incumbent directors are not nominated for re-election or if there is otherwise a vacancy on the Board, the Corporate Governance and Nominating Committee will solicit recommendations for nominees from Board members and senior members of management.  The Corporate Governance and Nominating Committee may also determine to engage a professional search firm to assist in identifying qualified candidates. The Corporate Governance and Nominating Committee also considers external director candidates or candidates recommended by one or more substantial, long-term stockholders. Generally, stockholders who individually or as a group hold 5% or more of the Company’s common stock and have continued to do so for over one year will be considered substantial, long-term stockholders. In order to be considered by the Corporate Governance and Nominating Committee, the names of such nominees, accompanied by relevant biographical information, must be properly submitted, in writing, to the Secretary of the Company by the deadline for including shareholder proposals in the Company’s proxy materials as set forth below in “Stockholder Proposals for 2014 Annual Meeting.” Stockholder nominations that comply with these procedures and that meet the criteria outlined above will receive the same consideration that other candidates receive.

The Corporate Governance and Nominating Committee and the Board have adopted guidelines for identifying or evaluating nominees for directors, including incumbent directors and nominees recommended by stockholders. The Company’s current policy is to require that a majority of the Board of Directors be independent; at least four of the directors have the financial literacy necessary for service on the audit committee and at least one of these directors qualifies as an audit committee financial expert. In addition, directors may not serve on the boards of more than three other public companies without the approval of the Board of Directors and directors must satisfy the Company’s age limit policy for directors, which require that a director retire at the conclusion of his or her term in which he or she reaches the age of 70.  The guidelines for nomination for a position on the Board of Directors provide for the selection of nominees based on the nominee’s skills, achievements and knowledge, and also contemplate that the following will be considered, among other things, in selecting nominees: experience and skills in areas critical to understanding the Company and its business; personal characteristics, such as integrity and judgment; and the candidate’s ability to commit to the Board of Directors of the Company. Members of the Corporate Governance and Nominating Committee (and/or the Board) also meet personally with each nominee to evaluate the candidate’s ability to work effectively with other members of the Board, while also exercising independent judgment. Although the Board does not have a formal diversity policy, the Board endeavors to comprise itself of members with a broad mix of professional and personal backgrounds. Further, in considering nominations, the Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board.

Lead Director

The Board of Directors has had a Lead Director since 2005. Dr. Televantos has been the Lead Director since August of 2010. The Lead Director functions, in general, to reinforce the independence of the Board of Directors of the Company.  This person is appointed on a rotating basis from the independent directors.  The Lead Director serves at the pleasure of the Board and, in any event, only so long as that person shall be an independent director of the Company. The Corporate Governance and Nominating Committee will review annually the functions of the Lead Director and recommend to the Board any changes that it considers appropriate. The Lead Director provides a source of Board leadership complementary to that of the Chairman.  Amongst other things, the Lead Director is responsible for:  working with the Chairman and other directors to set agendas for Board meetings;

providing leadership in times of crisis together with the Executive Committee; chairing regular meetings of independent Board members without management present (executive sessions); acting as liaison between the independent directors and the Chairman; and chairing Board meetings when the Chairman is not in attendance.

Current Board Leadership Structure

The Corporate Governance and Nominating Committee reviews the functioning of the Board and makes recommendations to the Board regarding the CEO, Chairman and Lead Director, in the manner in which it determines to be in the best interests of our stockholders, which is consistent with the Corporate Governance Guidelines adopted by the Company. Our Corporate Governance Guidelines are available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com. Since 2007, the positions of Chairman of the Board and CEO have been held by the same person. The Board and the Corporate Governance and Nominating Committee currently believe that the Company and its stockholders are best served by having Mr. Rossi serve in both positions. He is most familiar with our business and the unique challenges the Company faces in the current environment and is best situated to lead and focus discussions on those critical matters affecting the Company, which eliminates ineffective and unproductive meetings.  In addition, the combination of the Chairman and the CEO position succeeds because of the engaged, knowledgeable involvement of our Board of Directors in combination with our culture of open communication with the CEO and senior management, enabling the CEO to be an effective conduit between management and the Board. This structure’s effectiveness is dependent upon the active function of the Lead Director, who provides and confirms the necessary independence in the functioning of the Board.

Board Role in Risk Oversight

While our Board provides direct risk oversight, responsibility for risk oversight is primarily administered through the Corporate Governance and Nominating Committee, and, to a certain extent, through the Audit Committee. The Board and both of these Committees regularly discuss with management our major risk exposures, their potential financial impact on the Company and the management thereof. In particular, the Corporate Governance and Nominating Committee receives, or arranges for the Board of Directors to receive, periodic reports from management on areas of material risk to the Company, including operational, financial, legal, regulatory and strategic risks, with the Audit Committee focusing on areas of financial risk. The Company does not have a chief risk officer; therefore, the Corporate Governance and Nominating Committee and the Audit Committee receive these reports from the member of management tasked with the responsibility to understand, manage and mitigate the particular risks. The Chairman of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting, which enables the Board and its Committees to coordinate the risk oversight role, particularly with respect to cross-discipline risks and interrelated risks. The Company believes that our Board leadership structure is not related to how the Board addresses risk oversight. The Compensation Committee also evaluates risk, as such relates to our compensation program. Please refer to the discussion in the Compensation Discussion and Analysis under the section “Risk Considerations in our Compensation Program”.

Communicating With the Board of Directors

Members of the Board and executive officers are accessible by mail in care of the Company. Any matter intended for the Board, or for any individual member or members of the Board, should be directed to the General Counsel with a request to forward the communication to the intended recipient. In the alternative, stockholders can direct correspondence to the Board via the Chairman, or to the attention of the Lead Director, in care of the Company at the Company’s principal executive office address, 52 Sunrise Park Road, New Hampton, NY 10958. The Company will forward such communications, unless of an obviously inappropriate nature, to the intended recipient.

Executive Sessions of the Board of Directors

The Company’s independent directors meet regularly in executive sessions following each regularly scheduled meeting of the Board of Directors. These executive sessions are presided over by the Lead Director. The independent directors presently consist of all current directors except Mr. Rossi.

Executive Officers

Set forth below is certain information concerning the executive officers of the Company (other than Mr. Rossi, whose background is described above under the caption “Nominees for Election as Director”).

William A. Backus, CPA, age 47, has been the Chief Accounting Officer and Assistant Treasurer of the Company since June 2011, and was Controller of the Company from January 2006 to June 2011.  He was Controller of Stewart EFI, LLC, a precision metal component manufacturer, from 1999 through 2005.

Richard A. Bendure, age 44, has been the Chief Operating Officer of the Company since December 2012.  He was Group Vice President, Americas, Water and Process Services for Nalco Company, an Ecolab, Inc. company, which specializes in water, hygiene and energy technology and services, from November 2011 to November 2012 and was its Group Vice President and Officer for its Global Strategic Business Units from 2009 to 2012. He served as Nalco’s Asia Pacific President and Officer, Business Operation from 2007 through 2008.

Frank J. Fitzpatrick, CPA, age 52, has been the Chief Financial Officer of the Company since January 2004 and Treasurer of the Company since June 2003, and was Controller of the Company from April 1997 to January 2004. He was Director of Financial Operations/Controller of Alliance Pharmaceutical Corp., a pharmaceuticals company, from September 1989 through March 1997.

Matthew D. Houston, age 49, has been General Counsel of the Company since January 2005 and Secretary since June 2005.  He was General Counsel and Secretary of Eximias Pharmaceutical Corporation, a privately held corporation, from 2001 to 2004.  Mr. Houston also held several internal counsel positions at BASF Corporation, from 1994 to 2001.  Mr. Houston received a Juris Doctor degree from Saint Louis University.

David F. Ludwig, age 55, has been Vice President and General Manager, Specialty Products since July 1999 and an executive officer of the Company since June 2000.  He was Vice President and General Manager of Scott Specialty Gases, a manufacturer of high purity gas products and specialty gas blends, from September 1997 to June 1999.  From 1986 to 1997 he held various international and domestic sales and marketing positions with Engelhard Corporation’s Pigments and Additives Division.

Dana E. Putnam, PhD., age 42, has been Vice President and General Manager, Animal Nutrition and Health since April 2007 and an executive officer of the Company since June 2012. Prior to joining Balchem in 1999, Dr. Putnam was a Technical Specialist for the Monsanto Company from 1998 to 1999.

Code of Business Conduct and Ethics

The Company has adopted a Code of Ethics for Senior Financial Officers that applies to the Company’s Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer, Treasurer and Corporate Controller. The Company has also adopted a Business Ethics Policy applicable to its employees and a further Policy Statement which confirms that, as and when appropriate, the Business Ethics Policy and the Code of Ethics for Senior Financial Officers are applicable to the Company’s directors and officers. Any waiver of any provision in the Code of Ethics or Business Ethics Policy in favor of members of the Board or in favor of executive officers may be made only by the Board. Any such waiver, and any amendment to such Code, will be publicly disclosed in a Current Report on Form 8-K.  The Code of Ethics and Business Ethics Policy and further Policy Statement are available on the Corporate Governance page in the Investor Relations section of the Company’s website, www.balchem.com.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s directors and executive officers and holders of more than 10% of the Company’s Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of any subsequent changes in ownership of Common Stock and other equity securities of the Company.  Specific due dates for these reports have been established and the Company is required to disclose any failure to file by these dates.

Based upon a review of such reports furnished to the Company, or written representations that no reports were required, the Company believes that during the fiscal year ended December 31, 2012, its officers and directors and holders of more than 10% of the Company’s Common Stock timely complied with Section 16(a) filing date requirements with respect to transactions during such year.

Compensation Committee Interlocks and Insider Participation

Messrs. Fischer and McMillan and Drs. Televantos and Wedral, each of whom is a director of the Company, served as the members of the Compensation Committee during 2012. None of Messrs. Fischer or McMillan  or Drs. Televantos or Wedral (i) was, during the last completed fiscal year, an officer or employee of the Company, (ii) was formerly an officer of the Company or (iii) had any relationship requiring disclosure by the Company under Item 404 of Regulation S-K under the Securities Act of 1933, as amended.  During 2012, there were no interlocking relationships between the Company’s Board of Directors or Compensation Committee, or the board of directors or compensation committee of any other company that are required to be disclosed under Item 407 of Regulation S-K.

Compensation Committee and Processes

During the fiscal year ended December 31, 2012, our Compensation Committee held primary responsibility for determining executive compensation levels. The Compensation Committee is composed of four independent directors.  The Compensation Committee solicits, receives and analyzes compensation recommendations from Company management and consultants to determine each facet of the compensation for our executive officers.  The Compensation Committee also administers our 1999 Stock Plan. The Compensation Committee solicits input from our CEO with respect to the performance of our executive officers and their compensation levels no less than once per calendar year, usually in the first quarter.

           The members of our Compensation Committee have extensive and varied experience with various public and private corporations - as investors and stockholders, as senior executives, and as directors charged with the oversight of management and the setting of executive compensation levels.  In addition to the extensive experience and expertise of the Compensation Committee’s members and their familiarity with the Company’s performance and the performance of our executive officers, the Compensation Committee is able to draw on the experience of other directors and on various legal and accounting executives employed by the Company, and the Compensation Committee has access to readily available public information regarding executive compensation structure and the establishment of appropriate compensation levels.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

General Compensation Objectives and Guidelines

The Company’s overall compensation philosophy has been to offer competitive salaries, cash incentives, equity awards and benefit plans consistent with peer entities, while considering the Company’s financial performance.  Rewarding key employees who contribute to the continued success of the Company through cash compensation and equity participation are key elements of the Company’s compensation policy. The Company’s executive compensation policy is to attract and retain key executives necessary for the Company’s short and long-term success by establishing a direct link between executive compensation and the performance of the Company, by rewarding individual initiative and the achievement of annual corporate goals through salary and cash bonus awards, and by providing equity awards, wherein executives are incentivized to generate enhanced stockholder value. To effectuate this philosophy, the Compensation Committee favors a “pay for performance” approach.  As a result, our compensation program contains a mix of stable and at risk compensation components, where a significant percentage of executive compensation is tied to individual and corporate performance.

At our Annual Meeting of Shareholders in 2012, amongst other proposals, our shareholders overwhelmingly approved (on a non-binding basis) our compensation program for the Named Executive Officers as was presented in the 2012 Proxy Statement.  As stated in our 2012 Proxy Statement, we will continue to hold annual non-binding votes of our shareholders regarding the approval of our executive compensation program.

Compensation Committee Methodology

The CEO recommends to the Compensation Committee the amount of total annual compensation for each of the other Named Executive Officers. The CEO completes an annual performance assessment for each of the other Named Executive Officers, which is reviewed and considered by the Compensation Committee in its deliberations of compensation amounts.  The Compensation Committee conducts an annual performance appraisal of the CEO based on evaluation information solicited from each of the independent members of the Board of Directors, and recommends to the Board of Directors the annual compensation package for the CEO.  In determining the compensation of the Company’s Named Executive Officers for 2012, including the compensation of the CEO, the Compensation Committee considered a number of quantitative and qualitative performance factors.  The Committee’s considerations consisted of, but were not limited to, analysis of the following factors:  financial performance of the Company, including return on equity, return on assets, growth of the Company, management of assets, liabilities, capital, liquidity and risk.  The Compensation Committee endeavors to balance short-term and long-term performance of the Company and cumulative shareholder value when establishing performance criteria for each of the Named Executive Officers and for the management team as a group.  In formulating total compensation, the Committee also considers intangible factors such as: the scope of responsibility of the executive; leadership within the Company, the community and the applicable industries in which the Company engages; and the enhancement of shareholder value.  All of these factors are considered in the context of the market for the Company’s products and services, and the complexity and difficulty of managing business risks in the prevailing economic conditions and regulatory environment.  The analysis is conducted with respect to each of the Named Executive Officers, including the CEO.  The Compensation Committee believes that the total compensation provided to the Company’s Named Executive Officers is competitive and has been demonstrated as effective. Details regarding the compensation of each of the Named Executive Officers are set forth in the tables that follow.

Compensation Consultants

The Compensation Committee has authority to engage attorneys, accountants and consultants, including executive compensation consultants, to solicit input concerning compensation matters, and to delegate any of its responsibilities to one or more directors or members of management, where it deems such delegation appropriate and permitted under applicable law.

In 2010, the Compensation Committee retained Stone Partners (now Frost HR Consulting), an executive compensation and human resource consulting firm, to review, assess and recommend changes to the Company’s executive and director compensation programs. Frost HR Consulting considered whether the Company’s overall director and executive compensation program were sufficient and progressive in design and administration and whether they provided strong incentives to retain key executives and facilitate the Company’s performance, without promoting excessive risk taking.  As part of the effort, Frost HR Consulting defined an appropriate peer group of companies (discussed below in detail in the section entitled “Benchmarks”) to be used as part of the external market evaluation of the compensation program; evaluated external market trends relating to the level and design of executive and board compensation programs; evaluated specific aspects of the Company’s executive compensation program including its dilutive impact; considered recent governance, regulatory and disclosure requirements, and developed specific executive compensation structure recommendations for the senior executives of the Company.

As a result of the recommendations of Frost HR Consulting, we instituted changes in the equity component of our executive compensation plan in 2011, including the adoption of an equity award compensation system for our executives which is performance based and which relies on the achievement of performance goals in a similar manner to the cash component of our executive compensation. The changes made to the equity component of our executive compensation program are discussed below in the section entitled “Equity Based Compensation.”

In 2012, our Compensation Committee continued its engagement of Frost HR Consulting and tasked Frost HR Consulting to provide the Committee with a revised assessment of the Company’s overall executive compensation program, considering the recently adopted changes in the equity portion of the program.  The 2012 assessment from Frost HR Consulting analyzed the competitive market and the design of the program, as related to base salary, total cash compensation, cash incentive compensation and equity based compensation. With respect to the engagement of Frost HR Consulting, the Compensation Committee considered each of the six independence factors adopted by the SEC and Nasdaq under Exchange Act Rule 10C-1 and concluded that Frost HR Consulting was independent and that its services to the Compensation Committee did not raise any conflict of interest.

Benchmarks

As stated above, the Compensation Committee retained Frost HR Consulting to perform an executive and director compensation analysis. While compensation survey data and benchmarking are useful guides for comparative purposes, we believe that a successful compensation program also requires the application of judgment and subjective determinations, particularly with respect to individual performance. Accordingly, our Compensation Committee applies its judgment to adjust and align each individual element of our compensation program with the broader objectives of the program.  For example, we consider other factors, including, but not limited to, the Company’s historical compensation trends; recommendations of the CEO; the performance of the Company, its operating units and their respective executives; market factors such as the health of the economy and of the industries served by the Company; the availability of executive talent; executives’ length of service; and internal assessments and recommendations regarding particular executives.

For benchmarking purposes and in an effort to compare the competiveness and design of the Company’s compensation in 2012, Frost HR Consulting compiled compensation data from a number of sources, but primarily from a “peer group” of companies approximating the Company in that the “peer group” companies operated in one or more of chemical manufacturing, animal and human health, pharmaceutical ingredients, medical appliances and equipment industries (which are the industries in which various portions of the Company’s business are engaged), and each company in the “peer group” had: (1) market capitalization of approximately 125 million dollars to 1.5 billion dollars; and (2) approximately 105 million dollars to 660 million dollars in revenue. The “peer group” identified by Frost HR Consulting in its 2010 assessment of the Company’s compensation program is identical to the “peer group” of 2012. In addition to the “peer group,” Frost HR Consulting also compiled relevant compensation data from the following sources to augment the data from the “peer group:” the Economic Research Institute; Mercer Executive Compensation Surveys and Towers Watson Top Management Compensation Surveys.

The Company believes that this “peer group” together with the compensation data from the additional sources referenced above is representative for executive compensation benchmarking purposes.  As a general rule, from time to time, we intend to retain outside compensation consultants that will provide benchmarking “peer groups”. We anticipate that companies comprising the “peer group” will evolve from one period to another, as the

Company refines its benchmarking criteria and as the Company and members of the “peer group” change in ways that make comparisons less or more appropriate.

The Frost HR Consulting compensation study “peer group” was comprised of the following companies:

Aceto Corp.	Emergent Biosolutions, Inc.	Martek Biosciences Corp.
Alexion Pharmaceuticals, Inc.	Exatech, Inc.	Masimo Corp.
American Vanguard Corp.	Hawkins, Inc.	Medifast, Inc.
Calgon Carbon Corp.	Impax Laboratories, Inc.	Polypore International, Inc.
Cambrex Corporation	Innophos Holdings, Inc.	Surmodics, Inc.
CARBO Ceramics Corp.	KGM Chemicals, Inc.

The “peer group” analysis was not aimed at establishing exact benchmarks for our compensation program, but rather to provide a point of reference and a “reality check” to obtain a general understanding of then current compensation levels of companies of approximately our size in industries in which we operate.  The data included an assessment of the annual salary, total cash compensation and total direct compensation (which consists of the sum of annual salary, target annual cash incentives and the value of annual long-term equity awards) for each of the Company’s executives, including the Named Executive Officers.  The results of the analysis of the data from the “peer group,” as well as the other sources consulted, showed that the Company’s executive base compensation is below the market median, and the Company’s total compensation levels are consistent with the market median compensation levels of comparable companies giving consideration to equity awards and at-risk/performance compensation. In addition, the Frost HR Consulting assessment confirmed that the relationship of the total compensation of the Chief Executive Officer and the Named Executive Officers is within standards identified by prominent proxy advisors and credit organizations as appropriate.

Base Salary

Base salary represents the fixed component of the executive compensation program. The base annual salaries we provide to our executive officers are intended as compensation for each executive officer’s ongoing contributions to the performance of the area(s) for which they are responsible. Base salary also impacts target annual incentive cash bonus amounts and actual annual incentive cash bonus payouts, because they are based on a percentage of base salary.

 In keeping with our compensation philosophy to attract and retain individuals of high quality, executive officer base salaries have been set to be competitive with base salaries paid to executive officers of comparable companies as referenced above. The Compensation Committee also considers:  experience and industry knowledge of the Named Executive Officers; the quality and effectiveness of their leadership at the Company; performance relative to total compensation; internal pay equity among the Named Executive Officers and other Company senior executives; historical considerations; company strategy; retention factors and input from our CEO regarding individual performance.

The base annual salary levels of each of our executive officers are reviewed annually and adjusted from time to time to recognize individual performance, promotions, competitive compensation levels, retention requirements, internal pay equity, overall budgetary considerations and other qualitative factors.  As shown below in “Executive Compensation - Summary Compensation Table,” in 2012, the Compensation Committee increased the base salaries of the Named Executive Officers as a result of overall Company and individual performance in 2011.

Cash Based Incentives

Bonuses represent the variable, at-risk, component of the executive compensation program that is tied to both Company performance and individual achievement. The Company’s policy is to base a meaningful portion of its executive officers’ cash compensation on bonus opportunities.  In determining bonuses, the Company considers factors such as the individual’s contribution to the Company’s performance and the relative performance of the Company during the year.

At the end of each calendar year, the Compensation Committee of the Board of Directors approves an Incentive Compensation Program for the succeeding calendar year (the “ICP”). The ICP provides for the awarding of cash bonus compensation to executive officers and certain other employees, based upon objective levels of achievement of specific goals established for the particular officer or employee, and for the weighting of those goals to determine the amount of the bonus. The goals require an individual to stretch beyond his or her defined job description responsibility.

The process of establishing applicable goals requires a well-defined annual business plan and targets defined therein from which most ICP goals are measured. Our annual business plan evolves from our corporate strategic plan and is approved by the Board of Directors each December for the following fiscal year. Individual goals under the ICP are a composite of certain corporate goals and key segment/individual objectives; however, no bonuses, cash or otherwise, are required to be paid under the ICP unless the Company attains at least 90% of a target minimum consolidated earnings before interest, taxes, depreciation and amortization (“EBITDA”). The Compensation Committee established such target level of EBITDA for the 2012 calendar year as part of the approval of the ICP for that year, based, amongst other things, upon the Company’s preliminary results of operations for the 2011 calendar year.  The Company’s 2012 target EBITDA was set at $72,300,000, which was nearly  a 8% improvement over 2011 estimated EBITDA.  In addition, notwithstanding, the general ICP requirement that 90% of a target minimum EBITDA be attained for any bonuses to be paid, the Compensation Committee, at its discretion,  set the minimum level at which any bonuses would be paid at 95% of the target EBITDA for 2012.

In addition to the EBITDA target goal, each ICP participant typically has 4-6 ICP goals, each of which constitutes a portion of the individual’s target ICP bonus.  ICP target bonuses are based upon a percentage of each executive officer’s base yearly salary. The ICP target bonus for Mr. Rossi is 100% of his annual base salary; for Dr. Putnam, 40% of his annual base salary; for Mr. Fitzpatrick, 35% of his annual base salary; for Mr. Ludwig, 35% of his annual base salary; and for Mr. Houston, 25% of his annual base salary.  These percentages were selected because the Compensation Committee believes that they are consistent with the custom and practice of industry peers and are appropriate to attract and retain executive talent. The Compensation Committee may, in its discretion, approve cash based bonuses when ICP goals are not met, if it believes there has nevertheless been exceptional segment or individual performance.

Each ICP goal is weighted as determined by the Compensation Committee.  The value or weight placed on each individual ICP goal depends heavily upon the degree to which the goal will help us meet our annual plan; the relative degree of difficulty, creativity or involvement required to achieve the goal; the intrinsic value of the goal, i.e., magnitude of income enhancement or cost savings; and/or milestones for certain longer term strategic objectives. The Compensation Committee identifies a range of completion for each ICP goal:  a target performance; a minimum or threshold performance; a “stretch” performance; and a maximum or over-achievement performance.  Achievement of the target goal, or target performance, entitles the executive to 100% of that portion of the target ICP bonus, determined by the weight ascribed to the particular ICP goal.  Minimum or threshold performance entitles the executive to 50% of that portion of the target bonus. “Stretch” performance entitles the executive to 130% of that portion of the target bonus, while achievement of the maximum or over-achievement performance entitles the executive to 200% of the applicable portion of the ICP target bonus. Bonus amounts are interpolated for performance between these amounts.

The following table sets forth the individual ICP goals for bonus cash compensation for each of the Named Executive Officers, for the fiscal year ended December 31, 2012, together with the corresponding percentage weight of each goal as such related to total ICP bonus for each individual, the performance level necessary to attain each payout level and the total ICP cash bonus earned by the individual. A discussion of the extent to which each executive met each of his ICP goals follows the table.

Named Executive Officers’ 2012 ICP Goals and Performance

NEO	ICP Goal	Weight	Performance Goals				2012 ICP
			Thresh.	Target	Stretch	Max	Award
Dino Rossi	Corporate EBITDA	60%	$68.7M	$72.3M	$77.0M	$82.0M
	Acquisition Strategy	25%	1	2	3	4
	EPS	15%	$1.29	$1.35	$1.45	$1.56
							$294,008
Frank	Corporate EBITDA	30%	$68.7M	$72.3M	$77.0M	$82.0M
Fitzpatrick	EPS	15%	$1.29	$1.35	$1.45	$1.56
	Cash Flow	15%	$27.6M	$30.3M	$33.5M	$36.8M
	Acquisition Strategy	20%	1	2	3	4
	Return on Assets (Consolidated)	20%	28.0%	30.0%	33.0%	35.5%
							$83,817
David	Corporate EBITDA	10%	$68.7M	$72.3M	$77.0M	$82.0M
Ludwig	ARC Sales	20%	$48.6M	$51.2M	$55.0M	$58.0M
	ARC NIBIT	25%	$19.0M	$19.7M	$21.0M	$22.5M
	ARC Return on Assets	15%	86%	88%	94%	101%
	*	15%	11/1/12	10/1/12	9/1/12	8/1/12
	*	15%	6/1/12	4/1/12	3/1/12	2/1/12
							$82,074
Dana	Corporate EBITDA	10%	$68.7M	$72.3M	$77.0M	$82.0M
Putnam	ANH Sales	25%	$220.0M	$233.7M	$248.0M	$270.0M
	ANH Return on Assets	15%	-	14%	15%	16.5%
	Rumen Protected Sales	15%	$12.5M	$14.0M	$16.5M	$18.5M
	Transition of New Technology	10%	$10.5M	$11.2M	$12.0M	$12.5M
	Acquisition Strategy	15%	1	2	3	4
	Control ANH Expenses	10%	-1.0%	-1.5%	-2.0%	-3.0%
							$49,549
Matthew	Corporate EBITDA	30%	$68.7M	$72.3M	$77.0M	$82.0M
Houston	Control Outside Legal Expenses	15%	-	$147K	$130K	-
	Strategic Legal Transaction	15%	1	2	3	4
	Standardize Corporate Branding and Trademarking	15%	8/1/12	6/1/12	4/1/12	-
	Tax/Registration Compliance Assurance by State	15%	10/1/12	9/1/12	7/1/12	-
	Complete Covington Acquisition	10%	8/1/12	7/1/12	6/1/12	-
							$40,016

* Omitted as not material and in any event disclosure would likely cause competitive harm to the Company. The omitted target was deemed difficult to achieve in light of the comparison thereof with historical and projected metrics.

2012 ICP Discussion

As set forth in the table above, based on the overall assessment of the performance of the Company and the named executive officer against ICP goals, the Compensation Committee made the following determinations for fiscal year 2012:
Corporate EBITDA. The Compensation Committee determined that the Company achieved EBITDA of $69.4M. The Compensation Committee therefore determined that each of the Named Executive Officers earned 60% of that portion of their ICP target bonus and satisfied the minimum level for payment of ICP bonuses.

Earnings per Share (EPS). The Compensation Committee determined that the Company achieved earnings per share of $1.318.  Mr. Rossi and Mr. Fitzpatrick earned 75% of that portion of their ICP target bonus.

Mr. Rossi. The Compensation Committee determined that Mr. Rossi earned the following percentages of his ICP goals for 2012: (i) acquisition strategy - 0%.

Mr. Fitzpatrick. The Compensation Committee determined that Mr. Fitzpatrick earned the following percentages of his ICP goals for 2012: (i) cash flow - 192%; (ii) acquisition strategy - 0%; and (iii) return on assets (consolidated) - 93%.
Mr. Ludwig. The Compensation Committee determined that Mr. Ludwig earned the following percentages of his ICP goals for 2012: (i) ARC sales - 77%; (ii) ARC NIBIT – 134%; (iii) ARC return on assets – 50%; (iv) * - 100%; and (v) * - 130%.

Dr. Putnam. The Compensation Committee determined that Dr. Putnam earned the following percentages of his ICP goals for 2012: (i) ANH sales plan – 50%; (ii) rumen protected sales  – 112%; (iii) ANH return on assets – 0%; (iv) acquisition strategy – 0%; (v) transition of new technology – 0%; and (vi) control of ANH expenses – 200%.

Mr. Houston.  The Compensation Committee determined that Mr. Houston earned the following percentages of his other ICP goals for 2012: (i) control legal expenses - 130%; (ii) strategic legal transaction - 0%; (iii) standardize corporate branding and trademarking- 75%; (iv) tax/registration compliance assurance by state - 130%; and (iv) complete Covington Acquisition – 130%.

Equity Based Compensation

The Compensation Committee believes that one important goal of the executive compensation program should be to provide executives, key employees — who have significant responsibility for the management, growth and future success of the Company, and directors — with an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company. The goal of this approach is that the interests of the stockholders, executives, employees and directors will be closely aligned.

The Equity Compensation Program, or Long Term Compensation Program (LTCP), is a complementary compensation program to the ICP and awards under the LTCP are determined based upon the relative achievement of individual ICP goals.  In general, the LTCP program provides the executive officers the opportunity to earn certain amounts of:  (1) options to purchase the Company’s common stock, and (2) restricted shares of common stock. The particular amount of equity subject to grant is determined by the level of performance of the individual executive relative to performance of ICP goals. The timing of the grant of equity awards is coordinated with the determination of the cash component of our compensation program under the ICP, which occurs sometime during the first quarter of the calendar year. When equity is granted under the LTCP, it is anticipated that the grant will be approximately 50% stock options and 50% restricted stock, in each case based on the values of the awards. Stock options vest incrementally over three years, and restrictions applicable to restricted stock awards lapse, with respect to shares covered by the award, after four years. The Compensation Committee authorizes equity grants under the LTCP.  As with the ICP, equity will not be awarded to LTCP participants if the Company fails to achieve at least 90% (95% in 2012) of its target EBITDA.  Please refer to the Cash Based Incentives section above for the discussion of the Company’s target EBITDA.

LTCP Program Process

As set forth above in the Cash Based Incentives section, in January of each calendar year, 4-6 ICP goals are  established for each LTCP participant, in accordance with the ICP. Percentage attainment of ICP goals is used in the same manner to determine the amount of equity compensation granted to the LTCP participant under the LTCP. In addition to the Named Executive Officers, the Compensation Committee reserves the right to designate other key executive employees to be eligible participants in the LTCP, upon the recommendation of the CEO.

The Compensation Committee establishes each LTCP participant’s “Target Equity Value”, which is the dollar amount of equity the executive can earn upon attainment of the ICP goals at target level performance. The Compensation Committee, having reviewed the “peer group” data, has established “Target Equity Multipliers” (as a percentage of base salary) as set forth below with respect to the positions to which each Target Equity Multiplier corresponds. The Target Equity Multiplier is based upon the Equity Award Level determined by the Compensation Committee, which is related to the individual participant’s position in the Company.

Executive	Target Equity Multipliers (of Base Salary)
President & CEO (Dino Rossi)	1.50
CFO (Frank Fitzpatrick)	1.00
VP/GM Specialty Products (David Ludwig)	1.00
VP/GM Animal Nutrition and Health (Dana Putnam)	1.00
General Counsel & Secretary (Matthew Houston)	0.70

The applicable Target Equity Multiplier is multiplied by the respective individual LTCP participant’s annual base salary to arrive at the Target Equity Value in dollars, which is subject to be earned in equity (50% options and 50% restricted shares) pursuant to the performance of each participant’s ICP goals as defined in their ICP. Under the LTCP and in a similar manner to the ICP, the Compensation Committee identifies a range of completion for each ICP goal as applicable to the LTCP: a target performance; a minimum or threshold performance; and a maximum or over-achievement performance. Achievement of the target goal, or target performance, entitles the executive to 100% of that portion of the Target Equity Value, determined by the weight ascribed to the particular ICP goal.  Minimum or threshold performance entitles the executive to 30% of that portion of the Target Equity Value, while achievement of the maximum or over-achievement performance entitles the executive to 150% of the applicable portion of the Target Equity Value. Target Equity Value amounts are interpolated for performance between these amounts.

  The actual grant of equity occurs in the following February or March (i.e. in 2013 with respect to 2012 ICP goals).  The conversion of the Equity Value earned from dollar value to equity in the case of options will be calculated by dividing 50% of the Equity Value earned by the fair value (Black-Scholes) of the Company’s common stock on the day of grant. For restricted shares, the remaining 50% of the Equity Value earned is converted to a number of shares based upon the fair value of the common stock of the day of grant (i.e. the day the Compensation Committee approves the individual LTCP equity awards). The Company issued equity awards for 2012 performance on February 19, 2013 under the LTCP as follows in the table below.

Name	Number of Shares of Restricted Stock (#)(1)	Number of Shares Underlying Options (#)(1)	Exercise Price of Option Awards ($/Sh)
Dino A. Rossi	5,757	22,069	38.10
Dino A. Rossi	5,757	22,069	38.10
Francis J. Fitzpatrick	2,456	10,281	38.10
David F. Ludwig	3,081	9,134	38.10
Dana Putnam	1,617	13,000	38.10
Matthew D. Houston	1,466	4,346	38.10

(1)Because these equity awards were granted in 2013, the restricted shares and options in this table are not included in the Summary Compensation Table below as 2012 compensation and will be included in the Summary Compensation Table in next year’s proxy statement as 2013 compensation.

Stock Ownership Requirements

In 2008, the Company adopted formal stock ownership requirements for its directors and executive officers.  According to the policy, directors are required to own shares of the Company’s Common Stock at least equal to five times their annual cash retainer and executive officers must own such shares as determined by a multiple of their annual base salary as follows:  (1) CEO, three times; (2) Chief Financial Officer, one and one half times; and (3) Vice President/Officer, one times. In 2013, the Company added a stock ownership requirement for the COO at two times annual base salary. Both directors and executive officers have five years from the later of the date of the adoption of this policy or from the date of hire or commencement of service as a director, as applicable, to attain the required level of ownership.  All directors and officers are currently in compliance with this policy. The Company provides in its insider trading policy that directors and executive officers may not sell Company securities short and may not sell puts, calls or other similar derivative securities tied to our Common Stock.

Employment Agreements

The Company entered into an employment agreement with Mr. Rossi in 2001. The Company also entered into an employment agreement with Richard A. Bendure, dated December 1, 2012, in connection with his appointment as the Company’s Chief Operating Officer. Except for Messrs. Rossi and Bendure, there are no agreements or understandings between the Company and any executive officer which guarantee continued employment or guarantee any level of compensation, including incentive or bonus payments. The Company does not have a written policy regarding employment agreements.

401(k) Retirement/Profit Sharing Plan

The Company’s executive officers, as well as most employees, are eligible to participate in the 401(k) Retirement Plan/Profit Sharing Plan (the “401(k) Plan”). The 401(k) Plan provides that participating employees may make elective contributions of up to 75% of pre-tax salary, subject to tax code limitations, and for the Company to make matching contributions on a weekly basis equal in value to 35% of each participant’s elective contributions.  Such matching contributions are made in shares of the Company’s Common Stock.

The profit-sharing portion of the 401(k) Plan is discretionary and non-contributory. Profit sharing contributions are restricted to non-union employees (including executive officers) who have completed 1,000 hours of service and are employed on the last day of a plan year. The Company has historically contributed, in cash, 3.55% of an eligible participant’s base salary or year to date gross earnings, minus benefits, up to the IRS compensation limits. The amount of the Company’s contribution to the 401(k) Plan for each of the named executive offices is shown in a footnote to the Summary Compensation Table.

Perquisites

Perquisites are granted to the executive officers occasionally and are generally de minimis and not a material component of compensation.

Mr. Rossi is entitled to the use of an automobile leased by the Company and to be reimbursed for a specified level of premiums for life and disability insurance. He is also entitled to the use of a financial planner, as well as participation in a country club membership for corporate business.  The Company pays to insure and maintain Mr. Rossi’s automobile, as well as reimburses Mr. Rossi for auto expenses to the extent related to Company business. Messrs. Fitzpatrick, Ludwig, and Houston and Dr. Putnam receive cash allowances associated with the use of their personal automobiles.

Risk Considerations in our Compensation Program

Our Compensation Committee has discussed the concept of risk as it relates to our compensation program and does not believe our compensation program encourages excessive or inappropriate risk taking for the following reasons:

●
Our compensation consists of both fixed and variable components. The fixed (or salary) portion of compensation is designed to provide a steady income regardless of our stock price performance so that executives do not feel pressured to focus exclusively on stock price performance to the detriment of other important business aspects. The variable (cash bonus and equity) portions of compensation are designed to reward both short and long-term corporate performance. For short-term performance, our cash bonus is awarded based on individual and corporate performance goals or targets.  For long-term performance, our stock option awards generally incrementally vest over three years and are only valuable if our stock price increases over time. Our restricted stock grants generally “cliff vest” in four years. We feel that these variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce superior short- and long-term corporate results, while the fixed element is also sufficiently high that the executives are not encouraged to take unnecessary or excessive risks in doing so.

●
Because consolidated Company EBITDA is the contingent factor upon which ICP cash incentive and LTCP equity compensation depends, we believe our executives are encouraged to take a balanced approach that focuses on corporate profitability, rather than other measures such as revenue targets, which may incentivize management to drive sales levels without regard to cost structure. If we are not sufficiently profitable, there are no payouts under the ICP or the LTCP programs.

●	Even though the same goals are used for both the ICP and LTCP, each executive has a number of goals, further encouraging a balanced approach.

●
Our ICP and LTCP awards are capped for each participant, which mitigates excessive risk taking. Even if the Company dramatically exceeds its EBITDA target, ICP and LTCP awards are limited. Conversely, there are no ICP or LTCP awards unless minimum performance levels of ICP goals are achieved.

●
We have stock ownership guidelines, which we believe provide a considerable incentive for management to consider the Company’s long-term interests because a portion of their personal investment portfolio consists of the Company’s stock. In addition, we prohibit all hedging transactions involving our stock so our executives cannot insulate themselves from the effects of poor Company stock price performance.

COMPENSATION COMMITTEE REPORT

We have reviewed and discussed the above “Compensation Discussion and Analysis” with management.

Based upon this review and discussion, we have recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Submitted by the Compensation Committee of the Board of Directors.

John Y. Televantos (Chairman)
David B. Fischer
Edward L. McMillan
Elaine R. Wedral

SUMMARY COMPENSATION TABLE

           The following table sets forth the compensation earned by (i) our Chief Executive Officer (“Principal Executive Officer”), (ii) our Chief Financial Officer (“Principal Financial Officer”), and (iii) each of our other “Named Executive Officers” for the fiscal years ended December 31, 2012, 2011 and 2010.

Summary Compensation Table
Name and Principal		Salary	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)		Total
Position	Year	($)	($)	($)	($)	($)		($)
Dino A. Rossi	2012	$622,240	$276,686	$360,784	$344,008	$20,643	(a)	$1,624,361
Chairman, President &	2011	$565,675	$255,977	$360,648	$565,053	$37,562		$1,784,915
CEO	2010	$514,250	$266,154	$353,285	$480,515	$34,315		$1,634,844

Francis J. Fitzpatrick	2012	$243,000	$121,324	$261,717	$83,817	$25,901	(b)	$735,759
CFO, Treasurer and Asst.	2011	$231,000	$113,279	$320,457	$125,249	$24,950		$814,935
Secretary	2010	$220,000	$105,756	$296,796	$97,240	$24,949		$744,740

David F. Ludwig	2012	$242,000	$78,217	$193,133	$82,074	$27,341	(c)	$622,765
VP/GM Specialty Products	2011	$236,000	$62,894	$235,321	$83,864	$26,749		$644,828
	2010	$229,000	$62,867	$222,091	$67,647	$26,749		$608,353

Matthew D. Houston	2012	$197,000	$35,266	$52,029	$40,016	$23,383	(d)	$347,695
General Counsel and Secretary	2011	$191,000	$31,098	$54,773	$38,553	$22,367		$337,792
	2010	$185,000	$30,733	$61,168	$51,800	$21,871		$350,572

Dana E. Putnam VP/GM Specialty Products	2012	$238,000	$131,601	$158,902	$49,549	$23,345	(e)	$601,397

(1)
The amounts included in the “Stock Awards” and “Option Awards” columns reflect the dollar amount recognized for financial statement reporting purposes for each reported fiscal year, in accordance with FASB Accounting Standards Codification 718 adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. Amounts shown for 2012 reflect grants made in 2012 based on achievement of performance goals set in 2011, under our long term compensation program (LTCP). A discussion of the assumptions used in valuation of stock and option awards may be found in “Note 2 – Stockholders’ Equity” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 25, 2013.

(2)	Reflects the amount of cash incentive bonuses earned under our ICP.

(3)
The amounts reflected represent employer matching contributions and profit sharing contributions made under the Company’s combined 401(k)/profit sharing plan, automobile allowance and the Company paid portion of life, health, and disability insurance benefits, in the following amounts for each Named Executive Officer for the indicated year:

(a)
Mr. Rossi’s other compensation for 2012 consists of $14,825 for contributions under the Company’s 401(k)/profit sharing plan, $15,367 for use of a financial planner, $5,302 for automobile allowance, and $516 for life, health and disability insurance premiums.

(b)
Mr. Fitzpatrick’s other compensation for 2012 consists of $14,825 for contributions under the Company’s 401(k)/profit sharing plan, $10,800 for automobile allowance, and $276 for life, health and disability insurance benefits.

(c)
Mr. Ludwig’s other compensation for 2012 consists of $14,825 for contributions under the Company’s 401(k)/profit sharing plan, $12,000 for automobile allowance, and $516 for life, health and disability insurance benefits.

(d)
Mr. Houston’s other compensation for 2012 consists of $14,296 for contributions under the Company’s 401(k)/profit sharing plan, $8,908 for automobile allowance, and $180 for life, health and disability insurance benefits.

(e)
Dr. Putnam’s other compensation for 2012 consists of $14,825 for contributions under the Company’s 401(k)/profit sharing plan, $8,400 for automobile allowance, and $120 for life, health and disability insurance benefits.

Grants of Plan Based Awards in 2012

The following table provides information on restricted stock awards and options granted in 2012 to each of the Named Executive Officers and information on estimated possible payouts under our non-equity (ICP) and equity (LTCP) incentive plans for 2012.

	Estimated Possible Payouts under Non-Equity Incentive Plan Awards (1)				Estimated Possible Payouts under Equity Incentive Plan Awards (2)
Name	Threshold	Target	Stretch	Max	Threshold	Target	Max

Dino A. Rossi	$311,120	$622,240	$808,912	$1,244,480	$280,008	$933,360	$1,213,368

Francis J. Fitzpatrick	$54,675	$109,350	$142,155	$218,700	$72,900	$243,000	$315,900

David F. Ludwig	$42,350	$84,700	$110,110	$169,400	$72,600	$242,000	$314,600

Dana E. Putnam	$47,600	$95,200	$123,760	$190,400	$49,980	166,600	$216,580

Matthew D. Houston	$24,625	$49,250	$98,500	$98,500	$41,370	$137,900	$179,270

(1)
Represents threshold, target, stretch and maximum payout levels under the ICP for 2012 performance. The actual amount of incentive bonus earned by each Named Executive Officer in 2012 is reported under the Non-Equity Incentive Plan Compensation column in the Summary Compensation Table. Additional information regarding the design of the ICP is included in the Compensation Discussion and Analysis.

(2)
Represents threshold, target and maximum payout levels under the LTCP for 2012 performance. These were stated as dollar amounts, which will be converted to equity based on stock values in 2013. The actual amount of LTCP equity earned by each Named Executive Officer in 2012 will be reported under the Stock Awards and Option Awards columns in the Summary Compensation Table in next year’s proxy statement. Additional information regarding the design of the LTCP, including the number of options and shares of restricted stock granted to each NEO, is included in the Compensation Discussion and Analysis.

Terms and Conditions of Awards

The Company’s 1999 Stock Plan was adopted and approved by our stockholders in 1999 and was amended in 2003, 2008 and 2011. Under the 1999 Stock Plan, officers and other employees of the Company may be granted options to purchase Common Stock of the Company which qualify as “incentive stock options” (“ISO” or “ISOs”) under Section 422(b) of the Internal Revenue Code of 1986, as amended (the “Code”); directors, officers and employees may be granted options to purchase Common Stock which do not qualify as ISOs (“non-Qualified Option” or “Non-Qualified Options”); and directors, officers and employees may be granted the right to make direct purchases of Common Stock from the Company (“Purchases”) and may also be granted restricted stock and performance awards shares.  Both ISOs and Non-Qualified Options are referred to in this Proxy Statement individually as an “Option” and collectively as “Options.” The exercise price per share specified to each Option granted under the 1999 Stock Plan may not be less than the fair market value per share of Common Stock on the date of such grant.

Options granted vest as follows: 20% on the first anniversary of the grant date; 40% on the second anniversary of the grant date; and 40% on the third anniversary of the grant date. Our Options expire ten years after grant.  All outstanding Options vest in this manner. The Company has not granted ISOs since 2006.

  Our restricted shares vest in full, four years from grant, or upon an earlier change of control of the Company, provided the executive officer is employed by the Company on that date, but become fully vested upon death or change of control.  The restricted shares also vest in full upon the grantee’s death. In the event the grantee’s employment with the Company is terminated for cause or upon the grantee’s voluntary resignation from the Company’s employ, prior to vesting in full, the restricted shares are forfeited.  In the event of a major disability or significant illness, restricted shares will vest based upon the amount of time remaining until the vesting date.  The Compensation Committee may accelerate the vesting of restricted stock in its discretion.

Outstanding Equity Awards at Fiscal Year End 2012

The following table shows outstanding Option awards classified as exercisable and unexercisable as of December 31, 2012 for each Named Executive Officer. The table also discloses the number and value of unvested restricted stock awards as of December 31, 2012.

	Option Awards				Stock Awards
	Number of Securities Underlying Unexercised Options (#)				Number of Shares of Stock that Have Not Vested(2)	Market Value of Shares of Stock that Have Not Vested (3) ($)
Name	Exercisable (1)	Un-Exercisable (1)	Option Exercise Price ($)	Option Expiration Date

Dino A. Rossi	95,886	-	$5.85	09/16/14
	135,000	-	$9.21	09/16/15
	67,500	-	$11.87	12/08/16
	67,500	-	$13.61	01/11/18
	60,000	-	$17.28	12/10/18
	45,000	-	$21.39	12/08/19
	20,880	13,920	$32.21	12/06/20
	-	45,672	$29.06	02/28/22
					32,315	$1,177,882

Francis J. Fitzpatrick	61,125	-	$5.85	09/16/14
	101,250	-	$9.21	09/16/15
	51,750	-	$11.87	12/08/16
	52,500	-	$13.61	01/11/18
	48,000	-	$17.28	12/10/18
	42,000	-	$21.39	12/08/19
	19,500	13,000	$32.21	12/06/20
	-	14,935	$29.06	02/28/22
					14,389	$524,479

David F. Ludwig	24,538	-	$5.85	09/16/14
	81,000	-	$9.21	09/16/15
	40,500	-	$11.87	12/08/16
	39,750	-	$13.61	01/11/18
	37,500	-	$17.28	12/10/18
	30,000	-	$21.39	12/08/19
	13,920	9,280	$32.21	12/06/20
	-	12,970	$29.06	02/28/22
					9,462	$344,890

Matthew D. Houston	16,875	-	$9.21	09/16/15
	6,750	-	$11.87	12/08/16
	15,000	-	$13.61	01/11/18
	9,000	-	$17.28	12/10/18
	6,900	-	$21.39	12/08/19
	3,180	2,120	$32.21	12/06/20
		5,835	$29.06	02/28/22	4,393	$160,125

Dana E. Putnam	27,000	-	$17.28	12/10/18
	22,500	-	$21.39	12/08/19
	12,300	8,200	$32.21	12/06/20
	-	9,224	$29.06	02/28/22
	-	2,500	$31.02	06/14/22
					21,806	$794,829

(1)
Stock option awards have a term of ten years from the grant date and become cumulatively exercisable 20% after 1 year, 60% after 2 years and 100% after 3 years beginning on the first anniversary of the grant date.

(2)
Restricted stock vests four years from the date of grant. The following table provides information with respect to the vesting dates of each outstanding Restricted Stock award held by each Named Executive Officer as of December 31, 2012:

	Rossi	Fitzpatrick	Ludwig	Putnam	Houston
December 8, 2013	10,500	5,700	3,150	5,250	1,500
December 6, 2014	7,230	3,920	2,170	3,610	1,030
February 28, 2016	14,585	4,769	4,142	2,946	1,863
September 18, 2016	-	-	-	10,000	-
	32,315	14,389	9,462	21,806	4,393

(3)	Value is computed based on the closing price of our Common Stock on December 31, 2012, which was $36.45 per share.

Option Exercises and Stock Vested in 2012

The following table sets forth certain information regarding Options and stock awards exercised and vested, respectively, by each of our Named Executive Officers during the fiscal year ended December 31, 2012.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Dino A. Rossi	116,739	$3,842,407	32,250	$1,377,570
Francis J. Fitzpatrick	-	$-	12,750	$495,030
David F. Ludwig	-	$-	7,500	$289,950
Dana E. Putnam	-	$-	12,750	$495,030
Matthew D. Houston	-	$-	3,750	$147,090

(1)      Value realized represents the excess of the fair market value of the shares at the time of exercise over the exercise price of the options.

Termination of Employment and Change of Control Arrangements

Agreement with Dino A. Rossi. We entered into an employment agreement with Mr. Rossi on January 1, 2001, which provides for automatic one-year extensions of the employment term unless either party provides written notice of its intention not to extend the agreement within 60 days of the end of the then-current term.

If we terminate the Employment Agreement other than for cause or in the event Mr. Rossi terminates his employment under certain limited circumstances effectively amounting to a constructive termination, he will be entitled to severance payments of 150% of his then current annual salary, and all of his stock options would become fully vested and exercisable, plus the a portion of the ICP bonus he would have received had he been employed by us through the end of the full fiscal year in which the termination occurred, to be determined by the Compensation Committee. If such termination by the Company occurs within two years after a change of control event, he would be entitled to severance payments equal to 200% of the sum of his then current annual salary plus the annual bonus earned by him for the fiscal year immediately preceding the year in which the change of control event occurred. If Mr. Rossi were to terminate his employment prior to the second anniversary of such a change of control event, he would be entitled to severance payments equal to 100% of his then current annual salary.  In the event of any termination by the Company entitling Mr. Rossi to severance payments, the Compensation Committee may accelerate the vesting of Mr. Rossi’s restricted stock. Mr. Rossi's severance payments following a change of control would be reduced to the extent necessary to avoid such payments being considered an "excess parachute payment" under Section 280G of the Internal Revenue Code

Under the employment agreement with Mr. Rossi, “Cause” means:  habitual absence or lateness; gross insubordination; failure to devote full time to the Company’s business; failure to comply with the obligations of confidentiality; any action which constitutes a violation of any applicable criminal statute; or any act which frustrates or violates the undivided duty of loyalty owed by Mr. Rossi to the Company.  In addition, “Change in Control” means:

(a)      any person or group is or becomes (including by merger, consolidation or otherwise) the beneficial owner, directly or indirectly, of 50% or more of the voting power of the total outstanding voting stock of Company;

(b)      during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election to the Board of Directors, or whose nomination for election by the stockholders of the Company, was approved by a vote of 75% of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease to constitute a majority of the Board of Directors then in office; or

(c)      the sale or other disposition (other than by way of merger or consolidation) of all or substantially all of the capital stock or assets of Company to any person or group as an entirety or substantially as an entirety in one transaction or a series of related transactions, unless the ultimate beneficial owners of the voting stock of such person immediately after giving effect to such transaction own, directly or indirectly, more than 80% of the total voting power of the total outstanding voting stock of Company immediately prior to such transaction.

During the period of Mr. Rossi’s employment (or, in the case of a voluntary termination by Mr. Rossi or a termination of his employment by the Company for cause, the balance of the term of the Employment Agreement before giving effect to such termination) and for a period of one year thereafter, the Employment Agreement imposes on Mr. Rossi certain non-competition and non-solicitation obligations regarding the Company and its customers and its employees.

The amount of compensation payable to Mr. Rossi in the event of termination of employment, assuming termination as of December 31, 2012, and a share price for the Company’s common stock equal to the closing market price on the last trading day prior to that date, is set forth in the table below. Mr. Rossi’s employment agreement does not obligate us to provide any compensation to Mr. Rossi in the case of a change in control that does not result in termination of employment; however, the 1999 Stock Plan provides for full vesting of all Options and restricted stock awards, upon a change in control as defined in such Plan.

Benefits and Payments upon Termination
	Severance	ICP Bonus(1)	Acceleration of Vesting of Options and Restricted Stock (2)	Total
Voluntary termination by Mr. Rossi or termination for Cause	$0	$622,240	$11,728,793	$12,351,033
Termination by Mr. Rossi within 12 months after demotion by Company or as a result of constructive termination	$933,360	$622,240	$13,302,204	$14,857,804
Termination by Company following a Change in Control, except for Cause(3)	$2,374,586	$622,240	$13,302,204	$16,299,030
Voluntary termination by Mr. Rossi following a Change of Control(3)	$622,240	$622,240	$13,302,204	$14,546,684
Termination by Company for any reason other than for Cause or after receipt of notice of termination from Mr. Rossi	$933,360	$622,240	$13,302,204	$14,857,804
Death	$0	$622,240	$11,728,793	$12,351,033

1.	Represents the target bonus level under the ICP

2.
Amounts in this column are calculated by multiplying the number of shares subject to accelerated vesting by the difference between $36.45, which is the closing market price per share of our common stock on December 31, 2012, and the per share exercise price of the applicable accelerated stock award or option.

3.	Assumes the Change of Control occurred within the two year period prior to December 31, 2012.

The amounts shown in the table above do not include payments for accrued salary and vacation, or payments made under the life insurance policy in the case of death. Amounts shown in the table are subject to reduction to the extent necessary to avoid “excess parachute payment" under Section 280G of the Internal Revenue Code.

All of our Named Executive Officers other than Mr. Rossi are employees-at-will and, as such, do not have employment agreements, therefore, we are not obligated to provide them with any post-employment compensation or benefits. However, upon a change of control, as defined in the 1999 Stock Plan, all unvested Option grants immediately vest and become exercisable, and all restrictions, applicable to outstanding shares of restricted stock, lapse.  Assuming such a change of control occurred on December 31, 2012, based on the closing market price of the Company’s common stock on that date, the amount of compensation payable to the Named Executive Officers other than Mr. Rossi, are as follows:  Mr. Fitzpatrick, $9,424,372; Mr. Ludwig, $6,570,162; Dr. Putnam, $1,819,426; and Mr. Houston, $1,470,208.

Director Compensation

The Company pays each of its directors, other than Mr. Rossi, an annual retainer of $24,000 and $4,000 for each Board meeting attended, plus expenses. The Lead Director, Chairman of the Audit Committee and Chairman of the Compensation Committee are paid an additional $8,000 annual retainer fee. The Chairman of the Corporate Governance and Nominating Committee is paid an additional $6,000 annual retainer fee. The Company also pays to each of its directors serving on Committees a fee of $1,000, plus expenses, for each Committee meeting attended.

The following table discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company’s directors (other than Mr. Rossi, whose compensation is set forth in the Summary Compensation Table above) during the fiscal year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (1)(2) ($)	All Other Compensation ($)	Total ($)
Paul Coombs	$50,000	$100,008	–	$150,008
David Fischer	$50,000	$100,008	–	$150,008
Edward McMillan	$50,000	$100,008	–	$150,008
Perry Premdas	$58,000	$100,008	–	$158,008
John Televantos	$66,000	$100,008	–	$166,008
Elaine Wedral	$56,000	$100,008	–	$156,008

(1)
On December 12, 2012, each director, other than Mr. Rossi was granted 2,799 shares of restricted stock. The shares are subject to restrictions on transfer until they vest after four years, in accordance with the provisions of the Restricted Stock Grant Agreement, dated December 12, 2012 between the Company and each such director.  The amounts included in the “Stock Awards” column reflect the dollar amount to be recognized for financial statement reporting purposes in accordance with FASB Accounting Standards Codification 718 adjusted to eliminate service-based forfeiture assumptions used for financial reporting purposes. The weighted average grant date fair value per share of each award was $35.73. A discussion of the assumptions used in valuation of stock and option awards may be found in “Note 2 – Stockholders’ Equity” in the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 25, 2013.

(2)	The following table shows the aggregate number of options and stock awards outstanding for each outside director as of December 31, 2012:

Name	Aggregate Stock Options Outstanding as of 12/31/2012	Aggregate Stock Awards Outstanding as of 12/31/2012
Paul Coombs	-	8,293
David Fischer	-	8,293
Edward McMillan	33,488	23,257
Perry Premdas	-	23,257
John Televantos	-	23,257
Elaine Wedral	8,488	23,257

Under the director restricted stock grant agreements, restricted shares vest in full, four years from grant, or upon an earlier change of control of the Company, provided the grantee is a director of the Company on that date.  The restricted shares will also vest in full upon the grantee’s death.  In the event of: (1) the grantee’s retirement from the Company’s Board of Directors at or after age 70; (2) the grantee’s major disability, or (3) the grantee’s resignation from the Company’s Board of Directors due to a conflict of interest or serious illness, the restricted stock will vest based upon the amount of time remaining until the vesting date. Except as set forth above, unvested restricted stock will be forfeited at the time the director ceases to be a director of the Company.

Prior to 2011, Directors entered into restricted stock purchase agreements with the Company, to purchase the Company’s Common Stock pursuant to the 1999 Stock Plan. These agreements replaced the stock option plan in which non-employee directors participated in prior years.

Under the restricted stock purchase agreements, each of the directors purchased shares of the Company’s Common Stock at the purchase price of $.06-2/3 per share. The purchased stock is subject to a repurchase option in favor of the Company and to restrictions on transfer until it vests in accordance with the provisions of the restricted stock purchase agreements. The purchased stock will vest in full either in four years for certain restricted stock purchase agreements or in seven years for the balance of the Agreements, provided the purchaser is still a director of the Company on that date. The purchased stock will also vest in full prior to the four or seven year vesting schedule upon: (1) the purchaser’s retirement from the Company’s Board of Directors at or after age 70; (2) the purchaser’s death or major disability, (3) the purchaser’s resignation from the Company’s Board of Directors due to a conflict of interest or serious illness, and (4) a change of control of the Company (as defined in the restricted stock purchase agreements). The purchased shares will not vest and the Company may repurchase all of the purchased shares at a purchase price of $.06-2/3 per share in the event of gross misconduct on the part of the purchaser in the performance of his or her duties as a director of the Company prior to vesting, as determined by majority vote of the Board of Directors. A prorated amount of the purchased shares may be repurchased by the Company at a purchase price of $.06-2/3 per share in the event the purchaser ceases to be a director of the Company prior to vesting of the purchased shares for any reason other than gross misconduct.

The Company does not pay any other direct or indirect compensation to directors in their capacity as such.

Related Party Transactions

Other than the compensation and employment arrangements described above, since the beginning of 2012, we have not entered into any transactions in which any of our directors or executive officers or their immediate family members have a direct or indirect interest.

The Company has adopted a related party transaction policy.  Under the related party transaction policy, our audit committee reviews and approves proposed transactions or courses of dealings with respect to which holders of 5% or more of our stock and/or our executive officers or directors or members of their immediate families have an interest. Before entering into any transaction, arrangement or relationship constituting an interested transaction, other than certain basic pre-approved transactions, all material facts are required to be reviewed by the audit committee, which has the authority to approve or disapprove the transaction based on appropriate factors, including whether the transaction is on terms no less favorable to the Company than terms generally available from an un-affiliated third party and the extent of the related person’s interest in the transaction.

Equity Compensation Plan Information

The following table provides information, as of December 31, 2012, with respect to shares of the Company’s Common Stock that may be issued pursuant to awards under the 1999 Stock Plan, described above, as well as under the Company’s prior stock option plans, which plans were replaced by the 1999 Stock Plan. These plans are the Company’s only equity compensation plans approved by security holders, and there are no equity compensation plans that have not been approved by security holders. It should be noted that shares of the Company’s Common Stock may be allocated to, or purchased on behalf of, participants in the Company’s 401(k)/Profit Sharing Plan (described above). Consistent with Securities and Exchange Commission regulations governing equity compensation plans, information relating to shares issuable or purchased under the Company’s 401(k)/Profit Sharing Plan is not included in the table below.

	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights1	Weighted-average exercise price per share of outstanding options, warrants and rights	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Equity compensation plans approved by security holders	2,542,871	$16.87	4,433,950
Equity compensation plans not approved by security holders	-	-	-
Total	2,542,871	$16.87	4,433,950

(1)  109,614 shares of unvested restricted stock granted to non-employee directors and 148,095 shares ofunvested restricted stock granted to NEOs are excluded from this table.

Security Ownership of Certain Beneficial Owners and of Management

      The table below sets forth as of April 1, 2013, the number of shares of Common Stock beneficially owned by (i) each director, (ii) each of the Named Executive Officers, (iii) each beneficial owner of, or institutional investment manager exercising investment discretion with respect to 5% or more of the outstanding shares of Common Stock known to the Company based upon filings with the Securities and Exchange Commission, and (iv) all current directors and executive officers of the Company as a group, and the percentage ownership of the outstanding Common Stock as of such date held by each such holder and group:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)

Brown Capital Management, Inc. (3).	2,580,865	8.7%
Neuberger Berman LLC (4)	2,093,666	7.1%
BlackRock Fund Advisors (5)	2,093,078	7.1%
Vanguard Group, Inc. (6)	1,771,531	6.0%
Dino A. Rossi (7)*	541,742	1.8%
Frank J. Fitzpatrick (8)*	419,191	1.4%
David F. Ludwig (9)*	302,337	1.0%
Dana E. Putnam (10)	81,342	**
Matthew D. Houston (11)*	70,867	**
Edward L. McMillan (12)*	69,193	**
Elaine R. Wedral (13)*	57,245	**
John Y. Televantos (14)*	50,257	**
Perry W. Premdas (15)*	40,432	**
Paul D. Coombs (16)*	14,293	**
David B. Fischer (17)*	9,293	**

Totals Executive Officers/Directors (18)	1,656,192	5.6%

Shares Outstanding April 1, 2013	29,256,145

*	Such person’s address is c/o the Company, New Hampton, New York 10958.
**	Indicates less than 1%.

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally includes voting or investment power with respect to securities.  In accordance with SEC rules, shares which may be acquired upon exercise of stock options which are currently exercisable or which become exercisable within 60 days after the date of the information in the table are deemed to be beneficially owned by the optionee. Except as indicated by footnote, and subject to community property laws where applicable, to the Company’s knowledge, the persons or entities named in the table above are believed to have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
For purposes of calculating the percentage of outstanding shares held by each person named above, any shares which such person has the right to acquire within 60 days after the date of the information in the table are deemed to be outstanding, but not for the purpose of calculating the percentage ownership of any other person.

(3)	Based upon information provided in a Schedule 13F for such entity filed with the SEC. Such entity’s address as reported in its Schedule 13F is 1201 N. Calvert Street Baltimore, Maryland 21202.
(4)	Based upon information provided in a Schedule 13F for such entity filed with the SEC. Such entity’s address as reported in its Schedule 13F is 605 Third Avenue, New York, NY 10158.

(5)	Based upon information provided in a Schedule 13F for such entity filed with the SEC. Such entity’s address as reported in its Schedule 13F is 400 Howard Street, San Francisco, CA 94105.
(6)	Based upon information provided in a Schedule 13F for such entity filed with the SEC. Such entity’s address as reported in its Schedule 13F is 100 Vanguard Blvd, Malvern, PA 19355.
(7)
Consists of 405,015 shares such person has the right to acquire pursuant to stock options, 38,072 shares of restricted stock, 22,240 shares held in such person’s Company 401(k)/profit sharing plan account, and 76,415 shares held directly.

(8)
Consists of 363,289 shares such person has the right to acquire pursuant to stock options, 16,845 shares of restricted stock, 18,054 shares held in such person’s Company 401(k)/profit sharing plan account, and 21,003 shares held directly.

(9)
Consists of 269,802 shares such person has the right to acquire pursuant to stock options, 12,543 shares of restricted stock, 12,875 shares held in such person’s Company 401(k)/profit sharing plan account, and 7,117 shares held directly.

(10)
Consists of 36,645 shares such person has the right to acquire pursuant to stock options, 23,423 shares of restricted stock, 4,803 shares held in such person’s Company 401(k)/profit sharing plan account, ,and 16,471 shares held directly.

(11)
Consists of 58,872 shares such person has the right to acquire pursuant to stock options, 5,859 shares of restricted stock, 2,398 shares held in such person’s Company 401(k)/profit sharing plan account, and 3,738 shares held directly.

(12)	Consists of 33,488 shares such person has the right to acquire pursuant to stock options, 23,257 shares of restricted stock, and 12,448 shares held directly.
(13)	Consists of 8,488 shares such person has the right to acquire pursuant to stock options, 23,257 shares of restricted stock and 25,500 shares held directly.
(14)	Consists of 23,257 shares of restricted stock and 27,000 shares held directly.
(15)	Consists of 23,257 shares of restricted stock and 17,175 shares held directly.
(16)	Consists of 8,293 shares of restricted stock and 6,000 shares held directly.
(17)	Consists of 8,293 shares of restricted stock and 1,000 shares held directly.
(18)
Consists of options to purchase 1,175,599 shares, 206,356 shares of restricted stock, 60,370 shares in the accounts of five Named Executive Officers under the Company’s 401(k)/profit sharing plan, and 213,867 shares held by individuals directly.

PROPOSAL NO. 2
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

The Audit Committee has selected McGladrey LLP (“McGladrey”) (formerly McGladrey & Pullen, LLP) as the Company’s independent registered public accounting firm for the year ending December 31, 2013. The Company is submitting its selection of McGladrey for ratification by the stockholders at the Annual Meeting. McGladrey has audited the Company’s financial statements since 2005. Representatives of McGladrey will be present at the Annual Meeting and will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

The Company’s Bylaws do not require that the stockholders ratify the selection of McGladrey as the Company’s independent registered public accounting firm. However, the Company is submitting the selection of McGladrey to stockholders for ratification as a matter of good corporate governance practice. If stockholders do not ratify the selection, the Audit Committee will reconsider whether to retain McGladrey. Even if the selection is ratified, the Audit Committee in its discretion may change the appointment at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Assuming a quorum is present, the affirmative vote of a majority of all votes cast on the proposal, in person or by proxy, is required for approval of this proposal.  Abstentions will not be counted as votes cast, and will have no effect on the vote. Brokers have discretionary authority to vote on this Proposal.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF MCGLADREY AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2013.

Principal Accountant Fees and Services

During 2012, the Company retained McGladrey to audit the consolidated financial statements for 2012.  In addition, the Company also retained McGladrey to provide services relating to Management’s Assessment of Internal Controls as required by Section 404 of the Sarbanes-Oxley Act, as well as for other audit-related and tax-related services.  The following table shows the fees paid or accrued by the Company for the audit and other professional services provided by McGladrey for 2012 and 2011:

	2012	2011

Audit fees (1)	$552,021	$544,616
Audit-related fees (2)	44,463	39,837
Tax fees (3)	750	3,350
Total fees	$597,234	$587,803

(1)	Fees relating to audit of the annual consolidated financial statements and quarterly reviews.
(2)	Fees relating to employee benefit plan audit, SEC comment letter and other audit-related matters.
(3)	Fees for tax compliance, property tax matters and advisory services.

Policy on Pre-Approval of Audit and Non-Audit Services

All auditing and non-audit services provided to the Company by the independent accountants are pre-approved by the Audit Committee or in certain instances by one or more of its members pursuant to delegated authority. At the beginning of each year, the Audit Committee reviews and approves all known audit and non-audit services and fees to be provided by and paid to the independent accountants. During the year, specific audit and non-audit services or fees not previously approved by the Audit Committee are approved in advance by the Audit

Committee or in certain instances by one or more of its members pursuant to delegated authority. In addition, during the year the Chief Financial Officer and the Audit Committee monitor actual fees to the independent accountants for audit and non-audit services.

Audit Committee Review
The Audit Committee has reviewed the services rendered by McGladrey during 2012 and has determined that the services rendered are compatible with maintaining the independence of McGladrey as the Company’s independent registered public accounting firm.

Audit Committee Report

The Board of Directors has appointed an Audit Committee consisting of four directors. Each member of the Audit Committee is independent as defined under the NASDAQ Marketplace Rules and SEC independence requirements applicable to audit committee members.  The Board of Directors has adopted a written charter with respect to the Audit Committee’s responsibilities. The Audit Committee oversees the Company’s internal and independent auditors and assists the Board of Directors in overseeing matters relating to the Company’s financial reporting process.

In fulfilling its responsibilities, the Audit Committee reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2012 with management and discussed the audit with McGladrey LLP (“McGladrey”), the Company’s independent registered public accounting firm.  The Audit Committee also discussed with the Company’s independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as amended, as adopted by the Public Company Accounting Oversight Board (“PCAOB”). This included a discussion of the independent auditors’ judgment as to the quality, not just the acceptability, of the Company’s accounting principles as applied to the Company’s financial reporting, and such other matters that generally accepted auditing standards require to be discussed with the Audit Committee. The Audit Committee also received from McGladrey the written disclosures and letter required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with McGladrey and management McGladrey’s independence.

Management is responsible for maintaining internal controls over financial reporting and assessing the effectiveness of internal control over financial reporting. The independent registered public accounting firm’s responsibility is to express an opinion on the effectiveness of the Company’s internal control over financial reporting based on their audit. In fulfilling its oversight responsibilities, the Audit Committee reviewed the Company’s assessment process of internal controls over financial reporting. The Audit Committee reviewed with the independent registered public accounting firm any deficiencies that had been identified during their engagement.

The Audit Committee also considered whether the provision of non-audit services by McGladrey to the Company is compatible with McGladrey’s independence.  McGladrey advised the Audit Committee that McGladrey was and continues to be independent with respect to the Company.

Based upon the reviews, discussions and considerations referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2012 for filing with the Securities and Exchange Commission.

The Audit Committee has also recommended that the Board of Directors approve the selection of McGladrey as the Company’s independent auditors for 2013.

Submitted by the Audit Committee of the Board of Directors.

Perry W. Premdas (Chair)
Paul D. Coombs
David B. Fischer
Edward L. McMillan
being the members of the Audit
Committee of the Board of Directors

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION

Since 2011, as a result of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, the Company’s shareholders were provided with an opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of the Company’s Named Executive Officers. At our 2012 annual meeting of stockholders, our stockholders overwhelmingly approved our “say-on-pay” resolution with more than 94% of the votes cast by the holders of Common Stock approving the executive compensation described in our 2012 Proxy Statement. In response to the voting regarding the frequency of say-on-pay, this year, the Company again seeks your advisory vote and asks that you approve the compensation of the Named Executive Officers as disclosed in this Proxy Statement.

Please refer to the sections entitled “Compensation Committee and Processes”, “Compensation Discussion and Analysis”, and the tables and narratives in the Executive Compensation portion of this Proxy Statement for the discussion and summary of the policies of the Compensation Committee which form the basis for the compensation of our Named Executive Officers and information on the amounts paid.

We are asking for shareholder approval of the compensation of our Named Executive Officers as disclosed in this Proxy Statement in accordance with SEC rules, which includes the disclosures under the “Compensation Discussion and Analysis,” the compensation tables and the narrative discussion accompanying the tables. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our Named Executive Officers and the policies and practices described in this Proxy Statement. Because this vote is advisory only, the vote is not binding; however, the Compensation Committee will consider the results of shareholder voting in making future compensation decisions regarding Named Executive Officers.

Assuming a quorum is present, the affirmative vote of a majority of all votes cast on the proposal, in person or by proxy, is required for approval of this proposal.  Abstentions and broker non-votes will not be counted as votes cast, and will have no effect on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SEC.

PROPOSAL NO. 4
APPROVAL OF THE AMENDMENT AND RESTATEMENT OF THE COMPANY’S
SECOND AMENDED AND RESTATED 1999 STOCK PLAN

We are asking for shareholder approval of our Second Amended and Restated 1999 Stock Plan, as amended and restated (the “Plan”).  The amendments to the Plan expand the list of performance objectives which can be used for awards qualified as performance-based compensation for purposes of Section 162(m) of the Code, authorize the grant of cash awards payable upon the attainment of specified performance conditions and make certain clarifying and technical changes.  We are not seeking to authorize additional shares for grant under the Plan.

Approval of the Plan will enable the cash awards to qualify as performance-based compensation for purposes of Section 162(m) of the Code, and will also constitute re-approval of “the material terms of the performance goal” under the Plan, as required to qualify stock awards under the Plan as performance-based compensation for purposes of Section 162(m) of the Code.

The Plan provides for the grant of stock options (which may be either incentive stock options (“ISOs”) or non-qualified options), stock appreciation rights (“SARs”), restricted stock (which may be either granted or subject to purchase), and performance shares, as well as cash awards, with discretion given to the Board of Directors or the Compensation Committee to determine the terms and conditions of awards.  The Plan is intended to permit the grant of awards that qualify as “performance-based compensation” for purposes of Section 162(m) of the Code, as well as awards that do not qualify.  The Plan is more fully described below and a complete copy of it is included in this Proxy Statement as Appendix A.

Assuming a quorum is present, the affirmative vote of a majority of all votes cast on the proposal, in person or by proxy, is required for approval of the proposal to approve the Plan.  Abstentions and broker non-votes will not be counted as votes cast, and will have no effect on the vote.

THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE APPROVAL OF THE SECOND AMENDED AND RESTATED 1999 STOCK PLAN, AS AMENDED AND RESTATED.

Summary Description of the Plan

The following summary of the Plan as proposed to be amended and restated is qualified by reference to the full text of the Plan, which is included as Appendix A to this Proxy Statement.

Eligible Participants

Awards (other than ISOs and cash awards) may be granted to directors, officers, employees, consultants, and directors emeritus of the Company and of any parent or subsidiaries of the Company (“Related Companies”).  ISOs and cash awards may only be granted to officers and employees of the Company and any Related Companies.

Administration of the Plan

The Plan provides that it is administered by the Board of Directors of the Company or, if the Board of Directors so determines, the Compensation Committee thereof. In practice, the Board has delegated such administration to the Compensation Committee.  The Compensation Committee has the authority to determine the individuals to whom awards will be granted, the times at which awards are granted, and the terms and conditions of awards, including any applicable performance criteria and any restrictions such as vesting, forfeiture, rights of first refusal and repurchase options. The Compensation Committee also has the authority to interpret the Plan and to prescribe and rescind rules and regulations related to the Plan.

Shares Reserved For Issuance under the Plan; Individual Award Limits

The maximum aggregate number of shares of common stock of the Company that may be issued under the Plan is 4,000,000 shares (which number was adjusted to 6,000,000 as a result of stock splits), subject to adjustment in the event of stock dividends, stock splits, and other specified corporate transactions. All of such shares may be used for the grant of ISOs or for other types of stock awards. If any shares covered by an award under the Plan are forfeited or otherwise terminated without delivery of shares, then the shares covered by that award will again be available for future awards under the Plan. No individual may be granted stock options, SARs, restricted stock, performance shares or other stock-based awards with respect to more than 150,000 shares in any calendar year.  The maximum amount which can be paid as a cash award to any individual with respect to any calendar year is $2,500,000.

Awards under the Plan

Stock Options. Stock options granted under the Plan may be either ISOs or non-qualified stock options.  All stock options granted under the Plan must have an exercise price not less than the fair market value of our common stock on the date of grant and a term of not more than ten years.  The Compensation Committee is authorized to determine the terms and conditions of the option, including the exercise price, the vesting schedule, and the period during which the option may be exercised.  The Compensation Committee may permit options to be transferred to specified family members of the optionee and related entities if the transfer is not for value, subject to the provisions of the Plan.  Options may be exercised by payment of cash and, to the extent permitted by the Compensation Committee, through delivery of common stock of the Company, delivery of the optionee’s personal recourse note, or through broker-assisted cashless exercise.

Stock Appreciation Rights (SARs). A SAR entitles the holder to receive, for each share as to which the award is granted, cash or common stock, at the discretion of the Compensation Committee, in an amount equal to the excess of the fair market value of the common stock on the exercise date over a base amount determined by the Compensation Committee.  SARs are subject to the terms and conditions as determined by the Compensation Committee, including rules relating to their exercisability. The Compensation Committee may grant SARs either separately or in conjunction with an award of stock options. SARs granted in conjunction with a stock option generally have the same terms and conditions as the related option and will terminate upon exercise of the related option.

Restricted Stock Awards. The Compensation Committee may grant restricted stock awards and determine the terms and conditions of such awards, including whether the shares are required to be purchased by the award holder and the times such awards are subject to transfer restrictions and forfeiture.  The Compensation Committee may condition the grant or vesting of the restricted stock upon the attainment of specified performance goals or such other factors as the Compensation Committee may determine, but may accelerate or waive any such restrictions in its sole discretion. Except as may otherwise be provided by the Compensation Committee, upon termination of the award holder’s employment or service during the restriction period, the restricted stock that is still subject to restriction will be forfeited.   Unless otherwise determined by the Compensation Committee, during the restriction period, the award holder will be entitled to vote the shares of restricted stock and receive any regular cash dividends on such shares of restricted stock, however the Compensation Committee may provide for payment of such dividends on a deferred basis or for reinvestment of such dividends in additional shares of restricted stock.

Performance Shares. The Compensation Committee may grant performance shares, which entitle the award holder to receive shares of common stock upon the satisfaction of performance goals or other factors or criteria, as the Compensation Committee may determine, over a performance period determined by the Compensation Committee of not less than three months or more than five years. After the end of each performance period, the Compensation Committee will determine the amount, if any, of performance shares payable to each participant based upon the satisfaction of the conditions specified in the award. Except as may otherwise be provided by the Compensation Committee, upon termination of the award holder’s employment or service during the performance period for any reason other than death, disability or retirement, the performance shares will be forfeited.

Cash Awards. The Compensation Committee may grant cash awards which entitle the award holder to receive cash upon the satisfaction of performance objectives and other terms and conditions set forth in the award.   The Compensation Committee will specify the applicable performance objectives and performance period, as well as the amount of the cash award to be paid upon satisfaction of the performance objectives. The maximum amount which can be paid as a cash award to any particular individual with respect to any calendar year is $2,500,000.

Qualified Performance Based Compensation.  The Compensation Committee may designate any SAR, restricted stock, performance share, or cash award under the Plan as an award which is intended to qualify as

“qualified performance-based compensation” under Section 162(m) of the Code.  All of such awards are subject to additional requirements under the Plan which are intended to satisfy the requirements of Section 162(m).  In setting the performance goals for such awards, the Compensation Committee is required to use objectively determinable performance goals based on any one or more of the following performance criteria:  pre- or after-tax net earnings; sales or revenue; operating earnings; EBITDA (earnings before interest, taxes, depreciation and amortization); NIBIT (net income before interest and taxes); operating cash flow; return on net assets; return on shareholders’ equity; return on assets; return on capital; stock price growth;  shareholder returns;  gross or net profit margin;  earnings per share;  price per share;  market share;  strategic business criteria consisting of one or more Company objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, compliance and regulatory goals, goals relating to acquisitions or divestitures, goals relating to new technology; or  any other objective measure derived from any of the foregoing criteria. The performance goals may relate to the employee’s business unit or the performance of the Company as a whole, or any combination of the foregoing. Performance goals need not be uniform as among employees.

Change of Control

Upon a Change of Control, all outstanding stock awards will become fully vested.  Cash awards which have not yet been earned will be payable to the extent provided by the Compensation Committee in its sole discretion.  A “Change of Control” is generally defined in the Plan as:

(i)	the acquisition of combined voting power of fifty percent (50%) or greater of the then outstanding equity securities of the Company by another entity or person;

(ii)
consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale of all or substantially all the assets of the Company to another entity, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(iii)	approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(iv)	any other event, including a merger or other transaction, which the Compensation Committee designates as a Change in Control with respect to the Company.

Amendment and Termination of the Plan

The Board of Directors may amend the Plan, except that stockholder approval must be obtained with respect to any amendment increasing the total number of shares that may be issued, modifying the eligibility for awards, modifying the minimum exercise price at which ISOs may be granted, or extending the expiration date of the Plan.

The Plan will expire on April 7, 2018 (except as to awards then outstanding), unless terminated earlier by the Board of Directors or extended by the Board of Directors with the approval of the shareholders.

Federal Income Tax Consequences

The following is a very general description of some of the basic federal income tax principles that apply to awards under the Plan, based on the provisions of the Internal Revenue Code and related regulations as currently in effect.  This summary is not intended to be exhaustive and, among other considerations, does not describe the deferred compensation provisions of Section 409A of the Code to the extent an award is subject to and does not satisfy those rules, nor does it describe any state, local or international tax consequences. The federal income tax consequences of any particular award may vary based on the terms and conditions of that award.

The grant of a stock option will create no tax consequences for the participant or the Company.  A participant will have no taxable income upon exercise of an ISO, except that the alternative minimum tax may apply.  Upon exercise of a non-qualified option, a participant generally must recognize ordinary income equal to the fair market value of the shares acquired minus the exercise price.  Upon a disposition of shares acquired by exercise of an ISO before the end of the applicable ISO holding periods, the participant generally must recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise minus the exercise price or (2) the amount realized upon the disposition of the option shares minus the exercise price.  Upon a participant’s disposition of shares acquired upon the exercise of an ISO after satisfaction of the holding periods or of a non-qualified option, the participant generally will recognize capital gain or loss to the extent of any difference between the amount realized and the participant’s tax basis in the shares. The tax treatment of such gain or loss will depend on the length of time the shares were held after the exercise of the option and certain other factors.

Other awards under the Plan, including SARs, restricted stock, performance shares and cash awards generally will result in ordinary income to the participant at the “income recognition date,” which is the later of the date of delivery of cash or shares or the date that either the risk of forfeiture or restriction on transferability lapses on previously delivered shares.  The amount of any such ordinary income is generally equal to the amount of cash received plus the fair market value of the stock on the income recognition date (less the amount paid, if any). The gain or loss from any subsequent disposition of such stock will be capital gain or loss, the tax treatment of which will depend on the length of time the shares were held after the income recognition date and certain other factors.

Except as discussed below, the Company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income by the participant in connection with an award, but will be entitled to no tax deduction relating to amounts that represent a capital gain to a participant.  Thus, the Company will not be entitled to any tax deduction with respect to an ISO if the participant holds the shares for the ISO holding period.

Section 162(m) of the Code generally limits the tax deductibility of compensation paid to each of certain executive officers to $1 million per year, but allows deductions in excess of this amount for “qualified performance-based compensation” as defined under Section 162(m).  The Company intends that stock options granted under the Plan will qualify as qualified performance-based compensation under Section 162(m).  Other awards under the Plan, including restricted stock, performance shares, SARs, and cash awards, may but need not qualify depending on the terms of the particular award, so that compensation paid to executive officers in connection with such awards may not be deductible.  A number of requirements must be met in order for particular compensation to qualify as “performance-based” under Section 162(m), so there can be no assurance that even awards tied to achievement of performance measures will be fully deductible under all circumstances.

The Company will also not be entitled to a deduction with respect to payments that are contingent upon a change of control of the Company if such payments are deemed to constitute “excess parachute payments” under Section 280G of the Code and do not qualify as reasonable compensation pursuant to that Section; such payments will subject the recipients to a 20% excise tax.

This general tax discussion is intended for the information of stockholders considering how to vote with respect to approval of the Plan and not as tax guidance to participants in the Plan.

Historical Use of Shares

Upon adoption of the Company’s 1999 Stock Plan, it authorized the grant of 600,000 shares.  In 2003, the stockholders approved amendments to the plan, including an increase in the number of authorized shares to 1,200,000 (which number was adjusted to 4,050,000 as a result of stock splits in 2004, 2005, and 2006).  In 2008, the stockholders approved the Second Amended and Restated 1999 Stock Plan, which authorized 4,000,000 shares for awards (which number was adjusted to 6,000,000 as a result of a stock split in 2009). See “Equity Compensation Plan Information” on page 30 for information regarding the number of shares subject to outstanding options and the number of shares available for grant under the Plan as of December 31, 2012.  As of April 1, 2013 there were 4,246,950 shares available for grant under the Plan.

Since it is within the discretion of the Compensation Committee to determine the number of awards to be granted under the Plan, this number cannot be determined in advance. Information regarding awards granted under the Plan in each of the last three completed calendar years is set forth in “Note 2 – Stockholders’ Equity” in the

Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the SEC on February 25, 2013.

Other Information

The closing sales price of the Company’s common stock on April 29, 2013 was $43.15 per share, as reported on the Nasdaq Stock Exchange.

MISCELLANEOUS ITEMS

Quorum Required

Maryland law and the Company’s Bylaws require the presence of a quorum for the Meeting, defined as the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the Meeting. Abstentions will be treated as “present” for purposes of determining whether a quorum has been reached.

Voting Securities

Stockholders of record on April 23, 2013 (the “Record Date”) will be eligible to vote at the Meeting.  The voting securities of the Company consist of its Common Stock, $.06-2/3 par value, of which 29,674,174 shares were outstanding on the Record Date.  Each share of Common Stock outstanding on the Record Date will be entitled to one vote.

Stockholder Proposals for 2014 Annual Meeting

From time to time, the stockholders of the Company may wish to submit proposals which they believe should be voted upon by the stockholders.  The Securities and Exchange Commission has adopted regulations which govern the inclusion of such proposals in the Company’s annual meeting proxy materials.  In order for a proposal to be eligible for inclusion in the Company’s proxy statement for the 2014 annual meeting, it must be received by the Secretary of the Company at the Company’s principal executive offices no later than January 6, 2014 and must satisfy the other requirements in the SEC regulations. With respect to any stockholder proposal intended to be presented at the 2014 annual meeting, but not submitted for inclusion in the Company’s proxy materials for that meeting, the proxy for such meeting will confer discretionary authority to vote on such proposal unless the Company is notified of such proposal not later than March 19, 2014 (45 days prior to the anniversary of the date this Proxy Statement is first being sent to stockholders).

Matters Not Determined at the Time of Solicitation

The Board of Directors is not aware of any matters to come before the Meeting other than as described above.  If any matter other than as described above should come before the Meeting, then the persons named in the enclosed form of proxy will have discretionary authority to vote all proxies with respect thereto in accordance with their judgment.

Approval of any other matter that may come before the Annual Meeting is be determined by the affirmative vote of a majority of all votes cast on the matter, in person or by proxy.  Abstentions and broker non-votes will not be counted as votes cast, and will have no effect on the vote.

New Hampton, New York

The Annual Report to Stockholders of the Company for the fiscal year ended December 31, 2012 is being mailed to stockholders with these proxy materials.  The Annual Report does not form part of these proxy materials for the solicitation of proxies.

Appendix A

BALCHEM CORPORATION
SECOND AMENDED AND RESTATED
1999 STOCK PLAN
(as amended and restated effective June 20, 2013)

1.           Purpose.  The Second Amended and Restated Balchem Corporation 1999 Stock Plan, as amended from time to time (the "Plan") is intended to provide Balchem Corporation, a Maryland corporation (the “Company”), with a means of attracting and retaining the services of key persons and to advance the interests of the Company and its stockholders by providing to certain persons, upon whose judgment, initiative and efforts the Company is largely dependent for the successful conduct of its business, (1) an opportunity for investment in the Company and the incentive advantages inherent in stock ownership in the Company, by providing (a) opportunities to purchase stock in the Company pursuant to options granted hereunder which qualify as "incentive stock options" ("ISO" or "ISOs") under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"); (b) opportunities to purchase stock in the Company pursuant to options granted hereunder which do not qualify as ISOs ("Non-Qualified Option(s)"); (c) opportunities to make direct purchases of stock in the Company ("Purchases"); and (d) awards of stock and equity interests in the Company, including stock appreciation rights (SARs), restricted stock and performance share awards (“Performance Shares”) (collectively referred to herein as "Stock Awards"); and (2) incentives for attainment of specified performance objectives necessary for the Company’s success by providing Cash Awards.  Both ISOs and Non-Qualified Options are referred to hereinafter individually as an "Option" and collectively as "Options".  Options, authorizations to make Purchases, and Stock Awards are referred to hereinafter collectively as "Stock Rights".  Cash Awards and Stock Rights are referred to hereinafter collectively as “Awards”.  As used herein, the terms "parent" and "subsidiary" mean "parent corporation" and "subsidiary corporation", respectively, as those terms are defined in Section 424 of the Code and the term “Related Companies” means any present or future parent or subsidiaries of the Company.

2.           Administration of the Plan.

(a)         Board or Committee Administration.  The Plan shall be administered by the Board of Directors of the Company (the "Board").  The Board may appoint a Compensation Committee (the "Committee") to administer the Plan consisting of two or more persons.  The Board, if it deems it advisable, may cause such Committee to consist solely of persons who qualify as both (i) "non-employee directors", within the meaning of Rule 16b-3 or any successor provision ("Rule 16b-3") promulgated under the Securities Exchange Act of 1934, as amended, and (ii) “outside directors”, within the meaning of Section 162(m)(4)(C)(i) of the Code.  To the extent required by Rule 16b-3, with respect to specific grants of Stock Rights, the Plan shall be administered in accordance with Rule 16b-3.  Subject to ratification of the grant or authorization of each Stock Right by the Board (if so required by applicable state law), and subject to the terms of the Plan, the Committee shall have the authority to (i) determine the persons to whom awards will be granted (from among those eligible for the respective Award under paragraph 3); (ii) determine the time or times at which Options or Awards may be granted or Purchases made; (iii) determine the option price of shares subject to each Option, which price, in either case, shall not be less than fair market value per share of Common Stock (as defined herein) on the date of such grant, and in the case of ISOs, shall not be less than the minimum price specified in paragraph 6, and the purchase price of shares subject to each Purchase; (iv) determine whether each Option granted shall be an ISO or a Non-Qualified Option; (v) determine (subject to paragraph 7) the time or times when each option shall become exercisable and the duration of the exercise period; (vi) determine whether restrictions such as vesting, forfeiture,  rights of first refusal and repurchase options are to be imposed on shares subject to Stock Rights and the nature of such restrictions, if any, (vii) determine the terms and conditions of Awards, including any applicable performance criteria; and (viii) interpret the Plan and prescribe and rescind rules and regulations relating to it.  If the Committee determines to issue a Non-Qualified Option, it shall take whatever actions it deems necessary, under Section 422 of the Code and the regulations promulgated thereunder, to ensure that such Option is not treated as an ISO.  The interpretation and construction by the Committee of any provisions of the Plan or of any Award granted under it shall be final unless otherwise determined by the Board.  The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best.  Nothing contained herein shall limit the right or authority of the Board to act on all matters as to which authority is or may be granted to the Committee.  No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award granted under it.

(b)         Committee Action.  The Committee may select one of its members as its chairman, and shall hold meetings at such times and places as it may determine.  Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.  All references in the Plan to the Committee shall mean the Board if no Committee has been appointed or if the Board determines to act in lieu of the Committee.  From time to time the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution therefore, fill vacancies however caused, or remove all members of the Committee and thereafter directly administer the Plan.

(c)         Grant of Stock Rights to Board Members.  Stock Rights may be granted to members of the Board consistent with the provisions of paragraph 2(a) above, if applicable.  All grants of Stock Rights to members of the Board shall in all other respects be made in accordance with the provisions of the Plan applicable to other eligible persons.  Consistent with the provisions of paragraph 2(a) above, members of the Board who are either (i) eligible for Stock Rights pursuant to the Plan or (ii) have been granted Stock Rights may vote on any matters affecting the administration of the Plan or the grant of any Stock Rights pursuant to the Plan, except that no such member shall act solely in his capacity as a member of the Committee and not as a member of the Board, upon the granting to him of Stock Rights, it being understood that, except as otherwise required by applicable law, such member may take part in a vote or action by the Board itself (rather than by the Committee if then constituted and acting), and that any such member who does not so act may nevertheless be counted in determining the existence of a quorum at any meeting of the Board during which action is taken, with respect to the granting to him of Stock Rights.

(d)         Stock Appreciation Rights.

      (i)    Grant and Exercise.  SARs may be granted separate from or in conjunction with all or part of any Option granted under the Plan and shall be nontransferable except that a SAR shall be transferable upon transfer of the related Option.  In the case of a Non-Qualified Options, SARs may be granted either at or after the time of the grant of such Option.  In the case of an ISO, SARs may be granted only at the time of the grant of such Option.

(A)        A SAR or applicable portion thereof granted with respect to a given Option shall terminate and no longer be exercisable upon the termination or exercise of the related Option, except that, unless otherwise determined by the Committee, in its sole discretion at the time of grant, a SAR granted with respect to less than the full number of shares covered by a related Option shall not be reduced until the number of shares covered by an exercise or termination of the related Option exceeds the number of shares not covered by the SAR.  A SAR not granted in connection with an Option shall terminate at the time specified in the grant.

(B)         A SAR granted in connection with an Option may be exercised by an optionee, in accordance with Section 2(d)(ii) of the Plan, by surrendering the applicable portion of the related Option.  Upon such exercise and surrender, the optionee shall be entitled to receive an amount determined in the manner prescribed in Section 2(d)(ii) of the Plan. Options which have been so surrendered, in whole or in part, shall no longer be exercisable to the extent the related SARs have been exercised.  A SAR not granted in connection with an Option may be exercised by the grantee’s delivery to the Committee of a notice of exercise, in the form prescribed by the Committee.

(ii)           Terms and Conditions.  SARs shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, in its sole discretion, including the following:

(A)        SARs shall be exercisable only at such time or times established by the Committee.  SARs granted in connection with Options shall be exercisable only at such time or times and to the extent that the Options to which they relate shall be exercisable.

(B)        Upon the exercise of a SAR, an optionee shall be entitled to receive up to, but not more than, an amount in cash and/or shares of Common Stock equal in value to the excess of the Fair Market Value of one share of Common Stock over the base amount established by the Committee, multiplied by the number of shares in respect of which the SAR shall have been exercised, with the Committee having the right to determine the form of payment.  In the case of a SAR granted in connection with an Option the base amount shall be the exercise price of the related Option.  If the Committee shall determine to make all of such payments in Common Stock, no fractional shares shall be issued and no payments shall be made in lieu of fractional shares.

(C)      Upon the exercise of a SAR, the Option or part thereof to which such SAR is related, if any, shall be deemed to have been exercised for the purpose of the limitation set forth in Section 5 of the Plan on the number of shares of Common Stock to be issued under the Plan, but only to the extent of the number of shares issued under the SAR at the time of exercise based on the value of the SAR at such time.

(D)        A SAR granted in connection with an Option may be exercised only if and when the market price of the Common Stock subject to the Option exceeds the exercise price of such Option.

(E)         In the event of a Change of Control, all SARs remaining subject to forfeiture shall immediately cease to be subject to forfeiture, shall be deemed exercised and cash or a stock certificate or stock certificates representing the proceeds of such exercise shall be delivered to the grantee.

(e)         Restricted Stock.

(i)          Administration.  Shares of Restricted Stock may be issued either alone or in addition to other Awards granted under the Plan.  The Committee shall determine the persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such awards may be subject to forfeiture, and all other conditions of the awards.  The Committee may condition the grant or vesting of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion, at the time of the award.  The provisions of Restricted Stock awards need not be the same with respect to each recipient.

(ii)         Awards and Certificates.  The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Company, and has otherwise complied with the applicable terms and conditions of such award.  The purchase price for shares of Restricted Stock may be zero, unless a higher price is required by applicable law.  Each person receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock.  Such certificate shall be registered in the name of such person, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award, substantially in the following form:

“The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions (including forfeiture) of the Second Amended and Restated Balchem Corporation 1999 Stock Plan and an Agreement entered into between the registered owner and the Balchem Corporation.  Copies of such Plan and Agreement are on file in the principal corporate offices of Balchem Corporation.”

The Committee may require that the stock certificates evidencing shares of Restricted Stock be held in custody by the Company until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the grantee shall have delivered to the Company a stock power, endorsed in blank, relating to the Common Stock covered by such award.

(iii)        Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 2(e) shall be subject to the following restrictions and conditions:

(A)        During a period set by the Committee commencing with the date of such award (the “Restriction Period”), the grantee shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan.  The Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

(B)        Except as provided herein, the grantee shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the Restricted Stock and the right to receive cash dividends, if any.  The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested in additional shares of Restricted Stock to the extent shares are available under Section 5 of the Plan.  Such dividends shall be converted into additional shares of Restricted Stock by dividing (i) the aggregate amount or value of the dividends paid with respect to that number of shares of Common Stock equal to the number of shares of Restricted Stock then credited by (ii) the fair market value per share of Common Stock on the payment date for such dividend. The additional shares of Restricted Stock credited by reason of such dividend equivalents shall be subject to all the terms and conditions of the shares of Restricted Stock to which they relate.

(C)        Subject to the applicable provisions of the award agreement and this Section 2(e), upon termination of a grantee’s service with the Company for reasons other than death or Disability during the Restriction Period, all shares of Restricted Stock still subject to restriction shall be forfeited by the grantee.  Subject to the provisions of the Plan, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may waive such restrictions, in whole or in part, at any time, based on such factors as the Committee shall deem appropriate in its sole discretion.  Upon the death or Disability of a grantee during the Restriction Period, the Committee may, in its sole discretion, cause all Restricted Stock remaining subject to forfeiture to immediately cease to be subject to forfeiture and a stock certificate or stock certificates representing such shares of Common Stock to be issued and delivered to the grantee or the grantee’s estate, as the case may be.

(D)        In the event of hardship or other special circumstances of a grantee whose service with the Company is involuntarily terminated (other than for Cause), the Committee may, in its sole discretion, waive in whole or in part any or all remaining restrictions with respect to such grantee’s shares of Restricted Stock, based on such factors as the Committee may deem appropriate.

(E)         If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, the certificates for such shares shall be promptly delivered by the Corporation to the grantee, if retained by the Company.

(F)        In the event of a Change of Control, all Restricted Stock remaining subject to forfeiture shall immediately cease to be subject to forfeiture and a stock certificate or stock certificates representing such shares of Common Stock to be issued and delivered to the grantee.

(f)          Performance Shares.

(i)     Awards and Administration.  The Committee shall determine the persons to whom and the time or times at which Performance Shares shall be awarded, the number of Performance Shares to be awarded to any such person, the duration of the period (the “Performance Period”) during which, and the conditions under which, receipt of the shares of Stock will be deferred, and the other terms and conditions of the award in addition to those set forth below. The Committee may condition the receipt of shares of Stock pursuant to a Performance Share award upon the attainment of specified performance goals or such other factors or criteria as the Committee shall determine, in its sole discretion.  The provisions of Performance Share awards need not be the same with respect to each Participant, and such awards to individual Participants need not be the same in subsequent years.

      (ii)      Terms and Conditions.  Performance Shares awarded pursuant to this Section 2(f) shall be subject to the following terms and conditions and such other terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem desirable:

      (iii)     Conditions.  The Committee, in its sole discretion, shall specify the Performance Period during which, and the conditions under which, the receipt of shares of Stock covered by the Performance Share award will be earned.  The Performance Period shall be no less than three (3) months and not longer than five (5) years from the grant date of the Performance Shares.

      (iv)    Stock Certificate.  At the expiration of the Performance Period or interim earn out performance periods, if the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied, a stock certificate or stock certificates representing the number of shares of Stock covered by the Performance Share award shall be issued and delivered to the grantee.  A grantee shall not be deemed to be the holder of Common Stock, or to have the rights of a holder of Common Stock, with respect to the Performance Shares unless and until a stock certificate or stock certificates representing such shares of Common Stock are issued to such grantee.

      (v)      Death, Disability or Retirement.  Subject to the provisions of the Plan, if a grantee terminates service with the Company during a Performance Period because of death, disability or retirement, such grantee (or his estate) shall be entitled to receive, at the expiration of the Performance Period, a percentage of Performance Shares that is equal to the percentage of the Performance Period that had elapsed as of the date of termination, provided that the Committee, in its sole discretion, determines that the conditions specified in the Performance Share agreement have been satisfied.  In such event, a stock certificate or stock certificates representing such shares of Common Stock shall be issued and delivered to the grantee or the grantee’s estate, as the case may be.

      (vi)     Termination of Service.  Unless otherwise determined by the Committee at the time of grant, the Performance Shares will be forfeited upon a termination of service during the performance period for any reason other than death, disability or retirement.

      (vii)    Change of Control.  In the event of a Change of Control, all conditions applicable to the Performance Shares shall terminate and a stock certificate or stock certificates representing shares of Common Stock subject to the Performance Shares shall be issued and delivered to the grantee.

(g)           Cash Awards.  The Committee may grant Cash Awards, which shall entitle the award holder to receive cash upon the satisfaction of the performance objectives and other terms and conditions set forth in the award. At the time of grant of a Cash Award, the Committee shall specify the applicable performance objectives and the performance period to which they apply, as well as the amount of the Cash Award to be paid upon satisfaction of the performance objectives (which may be stated as a range of amounts payable upon attainment of specified levels of satisfaction of the performance objectives). The Committee may determine that a Cash Award shall be payable upon achievement of any one performance objective, or any one of several performance objectives, or that two or more of the performance objectives must be achieved as a condition to payment of a Cash Award.  The Committee shall specify at the time of grant of a Cash Award the date or dates such Cash Award, to the extent earned, shall be payable.  Cash Awards that are intended to qualify as “qualified performance-based compensation” under Code section 162(m) shall comply with the requirements of Section 23 of the Plan. The Committee may also grant Cash Awards that do not comply with such requirements.

3.           Eligible Employees and Others.  ISOs and Cash Awards may be granted to any employee of the Company or any Related Company.  Those officers and directors of the Company who are not employees may not be granted ISOs or Cash Awards under the Plan.  Non-Qualified Options, authorizations to make Purchases, and Stock Awards may be granted to any director (whether or not an employee), officer, employee, or director emeritus of or consultant to the Company or any Related Company.  The Committee may take into consideration a recipient's individual circumstances in determining whether to grant such individual an Award. The granting of any Award to any individual shall neither entitle that individual to, nor disqualify him from, receipt of any other grant of  an Award.

4.           Stock; Limits on Size of Awards.  The stock subject to Options, Purchases and Stock Awards shall be authorized but unissued shares of Common Stock of the Company, par value six and two-thirds cents ($0.06 2/3) per share ("Common Stock"), or shares of Common Stock re-acquired by the Company in any manner.  The aggregate number of shares which may be issued pursuant to the Plan is 4,000,000 shares, all of which may be used for grants of ISOs, and subject to adjustment as provided in paragraph 13.  Any such shares may be issued as Stock Awards or pursuant to exercises of ISOs or Non-Qualified Options, or to persons or entities making Purchases, so long as the number of shares so issued does not exceed such aggregate number, as adjusted or amended from time to time by a vote of stockholders or otherwise pursuant to paragraph 13.  If any Option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject to such Option shall again be available for grants of Stock Rights under the Plan. If any Stock Awards shall be forfeited, the shares subject to such awards shall again be available for grants of Stock Rights under the Plan.  The maximum number of shares as to which Options, Purchases and Stock Awards may be granted to any particular individual in any calendar year shall be 150,000, subject to adjustment as provided in paragraph 13.  The maximum amount which can be paid as a Cash Award to any particular individual with respect to any calendar year shall be $2,500,000.

5.           Granting of Awards. No Awards may be granted under the Plan after April 7, 2018.  The date of grant of a Stock Right under the Plan will be the date specified by the Committee at the time it grants the Stock Right;

provided, however, that such date shall not be prior to the date on which the Committee acts to approve the grant.  The Committee shall have the right, with the consent of the optionee, to convert an ISO granted under the Plan to a Non-Qualified Option pursuant to paragraph 17.

6.            Minimum ISO Price; ISO Limitations.

(a)           Price for ISOs.  The exercise price per share specified in the agreement relating to each ISO granted under the Plan shall not be less than the fair market value per share of Common Stock on the date of such grant.  In the case of an ISO to be granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company, the price per share specified in the agreement relating to such ISO shall not be less than one hundred ten percent (110%) of the fair market value per share of Common Stock on the date of grant.

(b)           $100,000 Annual Limitation on ISOs.  Each eligible employee may be granted ISOs only to the extent that, in the aggregate under the Plan and all incentive stock option plans of the Company and any Related Company, such ISOs do not become exercisable for the first time by such employee during any calendar year in a manner which would entitle the employee to purchase, pursuant to the exercise of incentive stock options (that is, ISOs), more than $100,000 in fair market value (determined at the time the ISOs were granted) of Common Stock in that year.  This provision is intended to impose the annual vesting limitation contained in Section 422(b)(7) of the Code and shall be interpreted consistently therewith.  Any Options granted to an employee in excess of such amount will be treated as Non-Qualified Options.

(c)           Determination of Fair Market Value.  If, at the time an Option is granted under the Plan, the Company's Common Stock is publicly traded, "fair market value" shall be determined as of the last business day for which the prices or quotes discussed in this sentence are available prior to the date such Option is granted and shall mean (i) the average (on that date) of the high and low prices of the Common Stock on the principal national securities exchange on which the Common Stock is traded, if the Common Stock is then traded on a national securities exchange; or (ii) the last reported sale price (on that date) of the Common Stock on the NASDAQ National Market List, if the Common Stock is not then traded on a national securities exchange and is reported on the NASDAQ National Market List; or (iii) the average of the closing bid and asked prices last quoted (on that date) by an established quotation service for over-the-counter securities, if the Common Stock is not then traded on a national securities exchange and is not then reported on the NASDAQ National Market List.  However, if the Common Stock is not publicly traded at the time an option is granted under the Plan, "fair market value" shall be deemed to be the fair value of the Common Stock as determined by the Committee after taking into consideration all factors which it deems appropriate, including, without limitation, recent sale and offer prices of the Common Stock in private transactions negotiated at arm's length and the regulations issued by the IRS under Code Section 409A.

7.           Option Duration.  Subject to earlier termination as provided in paragraphs 9 and 10, each Option shall expire on the date specified by the Committee, but not more than (i) ten years from the date of grant, and (ii) five years from the date of grant in the case of ISOs granted to an employee owning stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Related Company.  Subject to earlier termination as provided in paragraphs 9 and 10, the term of each ISO shall be the term set forth in the original instrument granting such ISO, except with respect to any part of such ISO that is converted into a Non-Qualified Option pursuant to paragraph 17.

8.           Exercise of Option.  Subject to the provisions of paragraphs 9 through 12, each option granted under the Plan shall be exercisable as follows:

(a)  Full Vesting or Partial Vesting.  The Option shall either be fully exercisable on the date of grant or shall become exercisable thereafter in such installments as the Committee may specify.

(b)  Full Vesting of Installments.  Once an installment becomes exercisable it shall remain exercisable until expiration or termination of the Option, unless otherwise specified by the Committee.

(c)  Partial Exercise.  Each Option or installment may be exercised at any time or from time to time, in whole or in part, for up to the total number of shares with respect to which it is then exercisable.

(d)  Acceleration of Vesting.  Options granted under the Plan shall be subject to the accelerated vesting requirements of Section 14 below.

9.           Termination of Employment.  If an ISO optionee ceases to be employed by the Company and all Related Companies other than by reason of death or disability as defined in paragraph 10, no further installments of his ISOs shall become exercisable, and his ISOs shall terminate after the passage of sixty (60) days from the date of termination of his employment, but in no event later than on their specified expiration dates, except to the extent that such ISOs (or unexercised installments thereof) have been converted into Non-Qualified Options pursuant to paragraph 17.  Employment shall be considered as continuing uninterrupted during any bona fide leave of absence (such as those attributable to illness, military obligations or governmental service), provided that the period of such leave does not exceed ninety (90) days or, if longer, any period during which such optionee's right to reemployment is guaranteed by statute.  A bona fide leave of absence with the written approval of the Committee shall not be considered an interruption of employment under the Plan, provided that such written approval contractually obligates the Company or any Related Company to continue the employment of the optionee after the approved period of absence.  ISOs granted under the Plan shall not be affected by any change of employment within or among the Company and Related Companies, so long as the optionee continues to be an employee of the Company or any Related Company.  No grant shall constitute an employment contract.  Nothing in the Plan shall be deemed to give any grantee of any Stock Right the right to be retained in employment or other service by the Company or any Related Company for the length of any vesting schedule or for any portion thereof or for any other period of time.

10.           Death; Disability.

(a)           Death.  If an ISO optionee ceases to be employed by the Company and all Related Companies by reason of his death, any ISO of his may be exercised, to the extent of the number of shares with respect to which he could have exercised it on the date of his death, by his estate, personal representative or beneficiary who has acquired the ISO by will or by the laws of descent and distribution, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the optionee’ s death.

(b)           Disability.  If an ISO optionee ceases to be employed by the Company and all Related Companies by reason of his disability, he shall have the right to exercise any ISO held by him on the date of termination of employment, to the extent of the number of shares with respect to which he could have exercised it on that date, at any time prior to the earlier of the specified expiration date of the ISO or 180 days from the date of the termination of the optionee’ s employment.  For the purposes of the Plan, the term "disability" shall mean "permanent and total disability" as defined in Section 22(e)(3) of the Code or successor statute.

11.           Transferability.  The Committee may, in its discretion, authorize all or a portion of the Options to be granted to an optionee (other than any intended to qualify as ISOs) to be on terms which permit transfer by such optionee to Family Members of the optionee, provided that (i) any such transfer is not a transfer for value, (ii) the stock option agreement pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this paragraph 11, (iii) the specific transfer must be approved by the Committee, and (iv) subsequent transfers of the transferred Options shall be prohibited (except for a transfer to a Family Member of the optionee from another Family Member of the optionee which otherwise complies with the foregoing requirements).  For purposes hereof, a “Family Member” of an optionee includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, brother-in-law, or sister-in-law, of the optionee, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee of the optionee), a trust in which above-described Family Members have more than fifty percent of the beneficial interest, a foundation in which such above-described Family Members (or the optionee) control the management of assets, and any other entity in which such above-described Family Members (or the optionee) own more than fifty percent of the voting interests.  The following transactions shall not be deemed transfers for value: (A) a transfer under a domestic relations order in settlement of marital property rights; and (B) a transfer to an entity in which more than fifty percent of the voting interests are owned by Family Members (or the optionee) in exchange for an interest in that entity.  Except with respect to Options that shall be transferred in accordance with this paragraph 11, all Options shall be exercisable during the lifetime of the grantee only by him.  Following a transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that, for purposes of paragraph 16, the term "optionee" or "grantee" shall be deemed to refer to the transferee.  The events of termination of employment under paragraph 9 shall continue to be applied with respect to the original optionee, following which the Options shall be exercisable by the transferee only to the extent, and for the periods, specified in paragraph 9, and the Company shall have no obligation to provide notice to a transferee of any early termination of an Option on account of termination of the employment of the original optionee or otherwise.  The original optionee shall remain subject to withholding taxes upon exercise.

12.           Terms and Conditions.  Options and other Stock Rights shall be evidenced by instruments (which need not be identical) in such forms as the Committee may from time to time approve.  Such instruments shall conform to the terms and conditions set forth in paragraphs 2 through 11 hereof, as applicable, and may contain such other provisions as the Committee deems advisable which are not inconsistent with the Plan, including restrictions applicable to shares of Common Stock issuable upon exercise of Options or issued or otherwise acquired pursuant to other Stock Rights.  Without limiting the foregoing, the Committee may provide in connection with the grant of a Stock Right for the termination and/or cancellation of such Stock Right if the grantee's employment shall be terminated for cause.  In granting any Non-Qualified Option, the Committee may specify that such Non-Qualified Option shall be subject to the restrictions set forth herein with respect to ISOs, and/or to such termination and cancellation provisions as the Committee may determine.  The Committee may from time to time confer authority and responsibility on one or more of its own members and/or one or more officers of the Company to execute and deliver such instruments.  The proper officers of the Company are authorized and directed to take any and all action necessary or advisable from time to time to carry out the terms of such instruments.

13.           Adjustments.  Upon the occurrence of any of the following events, a participant's rights with respect to Stock Rights granted to him under the Plan shall be adjusted as hereinafter provided, unless otherwise specifically provided in the written agreement between the participant and the Company relating to such Stock Rights:

(a)           Stock Dividends and Stock Splits.  If the shares of Common Stock  shall be subdivided or combined into a greater or smaller number of shares or if the Company shall issue any shares of Common Stock as a stock dividend on its outstanding Common Stock, the number of shares of Common Stock deliverable upon the exercise of Options or subject to Stock Rights shall be appropriately increased or decreased proportionately, and appropriate adjustments shall be made in the purchase price per share to reflect such subdivision, combination or stock dividend.

 (b)           Consolidations or Mergers.  If the Company is to be consolidated with or acquired by another entity in a merger, sale of all or substantially all of the Company's assets or otherwise (an "Acquisition"), the Committee or the board of directors of any entity assuming the obligations of the Company under the Plan (the "Successor Board"), shall, as to outstanding Stock Rights, take one or more of the following actions: (i) make appropriate provision for the continuation of such Stock Rights by substituting on an equitable basis for the shares then subject to such Stock Rights, or make provision for the exchange of such Stock Rights for, the consideration payable with respect to the outstanding shares of Common Stock in connection with the Acquisition (less the exercise price thereof not paid); or (ii) make appropriate provision for the continuation of such Stock Rights by substituting on an equitable basis for the shares then subject to such Stock Rights any equity securities of the successor corporation; or (iii) upon written notice to the optionees, provide that all Options must be exercised, to the extent then exercisable, within a specified number of days from the date of such notice, at the end of which period the Options shall terminate; or (iv) terminate all Options in exchange for a cash payment equal to the excess of the fair market value (determined as of the date in question in a manner consistent with paragraph 6(c)) of the shares subject to such Options (to the extent then exercisable) over the exercise price thereof and/or terminate all other Stock Rights in exchange for a cash payment equal to the fair market value of the shares subject to such Stock Rights; or (v) accelerate the date of exercise of such Options or of any installment of any such Options and/or the date of vesting of such other Stock Rights or any installment of any such Stock Rights; or (vi) terminate all Options in exchange on an equitable basis for the grant of similar stock options for the purchase of shares of capital stock of any successor corporation; or (vii) any combination of any of the foregoing referred to in clauses (i) through (vi) above.

(c)           Recapitalization or Reorganization.  In the event of a recapitalization or reorganization of the Company (other than a transaction described in subparagraph (b) above) pursuant to which securities of the Company or of another corporation are issued with respect to the outstanding shares of Common Stock, an optionee upon exercising an Option shall be entitled to receive for the purchase price paid upon such exercise the securities he would have received if he had exercised his Option prior to such recapitalization or reorganization.

(d)           Modification of ISOs.  Notwithstanding the foregoing, any adjustments made pursuant to subparagraphs (a), (b) or (c) with respect to ISOs shall be made only after the Committee, after consulting with counsel for the Company, determines whether such adjustments would constitute a "modification" of such ISOs (as that term is defined in Section 424 of the Code) or would cause any adverse tax consequences for the holders of such ISOs.  If the Committee determines that such adjustments made with respect to ISOs would constitute a modification of such ISOs, it may refrain from making such adjustments.

(e)           Dissolution or Liquidation.  In the event of the proposed dissolution or liquidation of the Company, each Option will terminate immediately prior to the consummation of such proposed action or at such other time and subject to such other conditions as shall be determined by the Committee.

(f)           Issuances of Securities.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to Options.  No adjustments shall be made for dividends paid in cash or in property other than securities of the Company.

(g)           Fractional Shares.  No fractional shares shall be issued under the Plan and the optionee shall receive from the Company cash in lieu of such fractional shares.

(h)           Adjustments.  Upon the happening of any of the foregoing events described in subparagraphs (a), (b) or (c) above, the class and aggregate number of shares set forth in paragraph 4 that are subject to Stock Rights which previously have been or subsequently may be granted under the Plan, and the maximum number of shares as to which Stock Rights  may be granted to any one individual, as provided in paragraph 4, shall also be appropriately adjusted to reflect the events described in such subparagraphs.  The Committee or the Successor Board shall determine the specific adjustments to be made under this paragraph 13 and, subject to paragraph 2, its determination shall be conclusive.  If any person or entity owning restricted Common Stock obtained by grant or exercise of a Stock Right under the Plan receives shares or securities or cash in connection with a corporate transaction described in subparagraphs (a), (b) or (c) above as a result of owning such restricted Common Stock, such shares or securities or cash shall be subject to all of the conditions and restrictions applicable to the restricted Common Stock with respect to which such shares or securities or cash were issued, unless otherwise determined by the Committee or the Successor Board.

14.           Change of Control.

(a)           “Change of Control” means the occurrence of any of the following events:

(i)             the acquisition or holding by any Person of combined voting power of fifty percent (50%) or greater of the then outstanding equity securities of the Company;

(ii)          consummation of a reorganization, merger, or consolidation to which the Company is a party or a sale of all or substantially all the assets of the Company to another entity, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity’s securities outstanding immediately after such merger, consolidation or other reorganization is owned by persons who were not stockholders of the Company immediately prior to such merger, consolidation or other reorganization;

(iii)           approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or

(iv)           any other event, including a merger or other transaction, which the Committee designates as a Change in Control with respect to the Company.

(v)      Notwithstanding the foregoing, in the event of any Award subject to Code Section 409A, Change of Control shall mean a Change of Control as provided under Code Section 409A and the regulations issued thereunder.

(b)      Unvested Awards.  Notwithstanding any provision in this Plan or any Award agreement, in the event of a Change of Control, as defined in paragraph (a) above, (i) all outstanding Options and SARs shall vest immediately and become exercisable in full, (ii) the restrictions applicable to any outstanding shares of Restricted Stock shall lapse, (iii) the Performance Period applicable to any outstanding Performance Shares shall lapse, (iv) the performance goals applicable to any outstanding Performance Shares or any other Stock Rights shall be deemed to be satisfied at target level, and (v) Cash Awards which have not yet been earned shall be payable to the extent provided by the Committee in its sole discretion.

15.           Means of Exercising Stock Rights.  A Stock Right (or any part or installment thereof) shall be exercised by giving written notice to the Company at its principal office address.  Such notice shall identify the Stock Right being exercised and specify the number of shares as to which such Stock Right is being exercised, accompanied by full payment of the purchase price therefore either (a) in United States dollars in cash or by check, or (b) at the discretion of the Committee, through delivery of shares of Common Stock having a fair market value equal as of the date of the exercise (determined as of the date in question in a manner consistent with paragraph 6(c)) to the cash exercise price of the Stock Right, or (c) at the discretion of the Committee, by delivery of the grantee's personal recourse note bearing interest payable not less than annually at no less than 100% of the lowest Applicable Federal Rate, as defined in Section 1274(d) of the Code, or (d) in the discretion of the Committee, by delivery (including by telecopier) to the Company or its designated agent of an executed irrevocable option exercise form together with irrevocable instructions to a broker-dealer to sell (or margin) a sufficient portion of the shares and deliver the sale (or margin loan) proceeds directly to the Company to pay for the exercise price, or (e) at the discretion of the Committee, by any combination of (a), (b), (c) or (d) above.  If the Committee exercises its discretion to permit payment of the exercise price of an ISO by means of the methods set forth in clauses (b), (c) or (d) of the preceding sentence, such discretion shall be exercised in writing at the time of the grant of the ISO in question.  The holder of a Stock Right shall not have the rights of a stockholder with respect to the shares covered by his Stock Right until the date of issuance of a stock certificate to him for such shares.  Except as expressly provided above in paragraph 13 with respect to changes in capitalization and stock dividends, no adjustment shall be made for dividends or similar rights for which the record date is before the date such stock certificate is issued.

16.           Term and Amendment of Plan.  The Plan shall expire on April 7, 2018 (except as to Awards outstanding on that date).  The Board may terminate or amend the Plan in any respect at any time, except that, without the approval of the stockholders obtained within 12 months before or after the Board adopts a resolution authorizing any of the following actions: (a) the total number of shares that may be issued under the Plan may not be increased (except by adjustment pursuant to paragraph 13); (b) the provisions of paragraph 3 regarding eligibility for grants of Awards may not be modified; (c) the provisions of paragraph 6(a) regarding the exercise price at which shares may be offered pursuant to ISOs may not be modified (except by adjustment pursuant to paragraph 13); and (d) the expiration date of the Plan may not be extended.  Except as otherwise provided in this paragraph 16, in no event may action of the Board or stockholders amending the Plan alter or impair the rights of a grantee, without his consent, under any Stock Right previously granted to him.

17.           Conversion of ISOs into Non-Qualified Options; Termination of ISOs.  The Committee, at the written request of any optionee, may in its discretion take such actions as may be necessary to convert such optionee's ISOs (or any installments or portions of installments thereof) that have not been exercised on the date of conversion into Non-Qualified Options at any time prior to the expiration of such ISOs, regardless of whether the optionee is an employee of the Company or a Related Company at the time of such conversion.  Such actions may include, but not be limited to, extending the exercise period or reducing the exercise price of the appropriate installments of such Options.  At the time of such conversion, the Committee (with the consent of the optionee) may impose such conditions on the exercise of the resulting Non-Qualified Options as the Committee in its discretion may determine, provided that such conditions shall not be inconsistent with the Plan.  Nothing in the Plan shall be deemed to give any optionee the right to have such optionee's ISOs converted into Non-Qualified Options, and no such conversion shall occur until and unless the Committee takes appropriate action.  The Committee, with the consent of the optionee, may also terminate any portion of any ISO that has not been exercised at the time of such termination.

18.           Application of Funds.  The proceeds received by the Company from the sale of shares pursuant to Options granted and Purchases authorized under the Plan shall be used for general corporate purposes.

19.           Governmental Regulation.  The Company's obligation to sell and deliver shares of the Common Stock under this Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

20.           Withholding of Income Taxes.

(a)          Each Award holder shall, no later than the date as of which an amount with respect to an Award first becomes includible in such person’s gross income for applicable tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of, any federal, state, local or other taxes of any kind required by law to be withheld with respect to the award. The obligations of the Company under the Plan shall be conditional on such payment or arrangements, and the Company (and, where applicable, any Related Company), shall, to the extent permitted by law, have the right to deduct the minimum amount of any required tax withholdings from any payment of any kind otherwise due to the Award holder. All Awards paid in cash shall be paid net of any required tax withholding.

(b)       To the extent permitted by the Committee, and subject to such terms and conditions as the Committee may provide, an Award holder may elect to have the minimum amount of any required tax withholding with respect to any Awards hereunder satisfied by having the Company withhold shares of Stock otherwise deliverable to such person with respect to the Award. Alternatively, the Committee may require that a portion of the shares of Stock or cash otherwise deliverable be applied to satisfy the minimum withholding tax obligations with respect to the Award.

21.           Notice to Company of Disqualifying Disposition.  Each employee who receives an ISO must agree to notify the Company in writing immediately after the employee makes a Disqualifying Disposition of any Common Stock acquired pursuant to the exercise of an ISO.  A “Disqualifying Disposition” is any disposition (including any sale) of such Common Stock before the later of (a) two years after the date the employee was granted the ISO, or (b) one year after the date the employee acquired Common Stock by exercising the ISO.  If the employee has died before such stock is sold, these holding period requirements do not apply and no Disqualifying Disposition can occur thereafter.

22.           Governing Law; Construction.  The validity and construction of the Plan and the instruments evidencing Awards shall be governed by the laws of the State of Maryland or the laws of any jurisdiction in which the Company or its successors in interest may be organized.  In construing this Plan, the singular shall include the plural and the masculine gender shall include the feminine and neuter, unless the context otherwise requires.

23.           Qualified Performance-Based Compensation.

(a)      Designation as Qualified Performance-Based Compensation.  The Committee may determine that Cash Awards, SARs, Restricted Stock or Performance Shares granted to an employee shall be considered “qualified performance-based compensation” under Code section 162(m). The provisions of this Section 23 shall apply to any such grants that are to be considered “qualified performance-based compensation” under Code section 162(m).  To the extent that grants of Cash Awards, SARs, Restricted Stock or Performance Shares are designated as “qualified performance-based compensation” under Code section 162(m) are made, no such grant may be made as an alternative to another grant that is not designated as “qualified performance based compensation” but instead must be separate and apart from all other grants made.

(b)      Performance Goals.  When Cash Awards, SARs, Restricted Stock or Performance Shares that are to be considered “qualified performance-based compensation” are granted, the Committee shall establish in writing (i) the objective performance goals that must be met, (ii) the period during which performance will be measured, (iii) the maximum amounts that may be paid if the performance goals are met (which shall be subject to the limits in Section 4 of the Plan), and (iv) any other conditions that the Committee deems appropriate and consistent with the Plan and the requirements of Code section 162(m) for “qualified performance-based compensation.”  The performance goals shall satisfy the requirements for “qualified performance-based compensation,” including the requirement that the achievement of the goals be substantially uncertain at the time they are established and that the performance goals be established in such a way that a third party with knowledge of the relevant facts could determine whether and to what extent the performance goals have been met.  The Committee shall not have discretion to increase the amount of compensation that is payable upon achievement of the designated performance goals, but the Committee may reduce the amount of compensation that is payable upon achievement of the designated performance goals.

(c)      Criteria Used for Objective Performance Goals.  In setting the performance goals for grants designated as “qualified performance-based compensation” pursuant to this Section 23, the Committee shall use objectively determinable performance goals based on one or more of the following criteria: pre- or after-tax net earnings, sales or revenue, operating earnings, EBITDA,  NIBIT (net income before interest and taxes), operating cash flow, return on net assets, return on shareholders’ equity, return on assets, return on capital, stock price growth, shareholder returns, gross or net profit margin, earnings per share, price per share, market share, or strategic business criteria consisting of one or more Corporation objectives based on meeting specified revenue goals, market penetration goals, geographic business expansion goals, cost targets, product development goals, compliance and regulatory goals, goals relating to acquisitions or divestitures, goals related to new technology, or any other objective measure derived from any of the foregoing criteria.  The performance goals may relate to the employee’s business unit or the performance of the Corporation as a whole, or any combination of the foregoing.  Performance goals need not be uniform as among employees.

(d)      Timing of Establishment of Goals. The Committee shall establish the performance goals in writing either before the beginning of the performance period or during a period ending no later than the earlier of (i) 90 days after the beginning of the performance period or (ii) the date on which 25% of the performance period has been completed, or such other date as may be required or permitted under applicable regulations under Code section 162(m).

(e)      Announcement of Results.  The Committee shall certify and announce the results for the performance period to all grantees after the Corporation announces the Corporation’s financial results for the performance period.  If and to the extent that the Committee does not certify that the performance goals have been met, the applicable grants for the performance period shall be forfeited or shall not be paid, as applicable.

(f)   Death, Disability or Other Circumstances.  The Committee may provide that grants shall be payable or restrictions shall lapse, in whole or in part, in the event of the grantee’s death or disability during the performance period or under other circumstances, subject to Section 14(b) of the Plan and consistent with the Treasury regulations and rulings under Code section 162(m).

(g)      Shareholder Approval for “Qualified Performance-Based Compensation.”  If Cash Awards, SARs, Restricted Stock or Performance Shares are to be granted as “qualified performance-based compensation”, the Plan must be re-approved by the Company’s shareholders no later than the first shareholders meeting that occurs in the fifth year following the year in which the shareholders previously approved the Plan, if additional grants are to be made under Section 23 and if required by section 162(m) of the Code or the regulations thereunder.  Any such re-approval shall not affect outstanding grants made within the five-year period following the year in which the previous approval was obtained.

24.           Unfunded Status of Plan.  The Plan is intended to constitute an “unfunded” plan for incentive and deferred compensation.  With respect to any payments not yet made to a grantee or optionee by the Company, nothing contained herein shall give any such grantee or optionee any rights that are greater than those of a general creditor of the Company.  In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu of Common Stock or with respect to awards hereunder.

25.           No Right to Continued Employment.  The adoption of the Plan shall not confer upon any employee of the Company any right to continued employment with the Company, nor shall it interfere in any way with the right of the Company to terminate the employment of any of its employees at any time.

26.           Section 409A Compliance.  This Plan is intended to comply with the requirements of Code Section 409A, and the regulations issued thereunder.  To the extent of any inconsistencies with the requirements of Code Section 409A, the Plan shall be interpreted and amended in order to meet such Code Section 409A requirements.  Notwithstanding anything contained in this Plan or in any amendments attached hereto to the contrary, it is the intent of the Company to have this Plan interpreted and construed to comply with any and all provisions Code Section 409A including any subsequent amendments, rulings or interpretations from appropriate governmental agencies.

27.           Effective Date.  This Plan, as amended and restated herein, shall become effective on June 20, 2013 upon approval by the Company's stockholders at the 2013 annual meeting.

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follow the instructions to obtain your records and to create an electronic voting
BALCHEM CORPORATION	instruction form.
52 SUNRISE PARK ROAD
NEW HAMPTON, NY 10958	Electronic Delivery of Future PROXY MATERIALS
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Mark, sign and date your proxy card and return it in the postage-paid envelope
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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.	DETACH AND RETURN THIS PORTION ONLY

				For	Withhold	For All	To withhold authority to vote for any
The Board of Directors recommends you				All	All	Except	individual nominee(s), mark “For All
vote FOR the following:							Except” and write the number(s) of the
nominee(s) on the line below.
1.	Election of Directors			☐	☐	☐
Nominees

01	Dino A. Rossi	02	Dr. Elaine R. Wedral

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.		For	Against	Abstain

2	Ratification of the appointment of McGladrey, LLP, as the Company's independent registered public accounting firm for the year 2013.	☐	☐	☐

3	Non-binding advisory approval of Named Executive Officers’ compensation as described in the Proxy Statement.	☐	☐	☐

4	Approval of 1999 Stock Plan as amended and restated.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

For address change/comments, mark here.			☐
(see reverse for instructions)	Yes	No
Please indicate if you plan to attend this meeting	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/ are available at www.proxyvote.com .

REVOCABLE PROXY

BALCHEM CORPORATION

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING TO BE HELD JUNE 20, 2013

The undersigned hereby appoints Dino A. Rossi, Francis J. Fitzpatrick and David Ludwig, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, at the Annual Meeting of Stockholders of Balchem Corporation scheduled to be held on June 20, 2013, and at any adjournments thereof, and to vote all shares of Common Stock of the Company which the undersigned is entitled to vote on all matters coming before said meeting. The undersigned hereby revokes all proxies previously given by the undersigned to vote at this meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, the proxies will vote: FOR the nominees for election as directors named on this proxy card; FOR the ratification of the appointment of McGladrey LLP, as the Company’s independent registered public accounting firm for the year 2013; FOR approval of the compensation of our Named Executive Officers; FOR approval of the 1999 Stock Plan as amended and restated; and in their discretion on such other matter as may properly come before the meeting.

Address change/comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side